As filed with the Securities and Exchange Commission on August 4, 2005
                                                Registration No. 333-___________

--------------------------------------------------------------------------------


                    U. S. Securities and Exchange Commission
                              Washington, DC 20549

                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                IDI GLOBAL, INC.
                 (Name of small business issuer in its charter)

         Nevada                         7372                    87-0617040
(State of incorporation)    (Primary Standard Industrial      (I.R.S. Employer
                             Classification Code Number)     Identification No.)

                               462 East 800 North
                                Orem, Utah 84097
                                 (801) 224-4444
          (Address and telephone number of principal executive offices and principal place of business)


                             Kevin R. Griffith, CEO
                               462 East 800 North
                                Orem, Utah 84097
                                 (801) 224-4444
            (Name, address and telephone number of agent for service)

                                 ---------------
                                   Copies to:

                             Jeffrey M. Jones, Esq.
                             Durham Jones & Pinegar
                          111 East Broadway, Suite 100
                           Salt Lake City, Utah 84111
                                 (801) 415-3000

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Dollar              Proposed               Proposed
                                       amount               maximum               maximum                Amount of
    Title of each class of             to be            offering price       aggregate offering      registration fee
  securities to be registered      registered (1)        per unit (2)              price

Common Stock                         5,346,428            $ 0.34 (2)          $ 1,817,786 (2)            $ 214 (2)
                                       shares


(1) This registration statement covers the resale by three named selling stockholders of up to an aggregate of 5,346,428 shares of IDI Global, Inc. common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, on the basis of the average of the bid and asked price of IDI Global's common stock as reported on the OTC Bulletin Board on July 27, 2005

IDI Global, Inc., hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                   PROSPECTUS


                              SUBJECT TO COMPLETION
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                IDI Global, Inc.
                              a Nevada corporation

                        5,346,428 shares of Common Stock
                                   -----------

         This prospectus covers the sale of up to 5,346,428 shares of our common stock (the "Shares"). Three of our shareholders (the "Selling Stockholders") are offering all of the Shares covered by this prospectus. The Selling Stockholders will receive all of the proceeds from the sale of the Shares and we will receive none of those proceeds. The Selling Stockholders may be underwriters with respect to the sale of the Shares.

         Investment in the Shares involves a high degree of risk. You should consider carefully the risk factors beginning on page 5 of this prospectus before purchasing any of the Shares offered by this prospectus.

         IDI Global, Inc., common stock is quoted on the OTC Bulletin Board and trades under the symbol "IDIB". The last reported sale price of our common stock on the OTC Bulletin Board on July 27, 2005, was $0.34 per share. Nevertheless, the Selling Stockholders do not have to sell the Shares in transactions reported on the OTC Bulletin Board, and may offer their Shares through any type of public or private transactions.

                              --------------------

         The Securities and Exchange Commission and State Securities Regulators have not approved or disapproved the Shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                        Prospectus dated August ___, 2005

                                TABLE OF CONTENTS


Prospectus Summary                                                          3
Risk Factors                                                                5
Use of Proceeds                                                            12
Market for Common Equity                                                   13
Management's Discussion and Analysis                                       14
Description of Business                                                    24
Property                                                                   34
Legal Proceedings                                                          34
Management                                                                 36
Certain Related Transactions                                               37
Principal Stockholders                                                     37
Description of Common Stock                                                37
Selling Stockholders                                                       37
Plan of Distribution                                                       42
Other Information                                                          44
Interest of Named Experts and Counsel                                      44
Commission Position on Indemnification for Securities Act Liabilities      44
Additional Information                                                     44
Changes In and Disagreements With Accountants                              44
Financial Statements                                                      F-1

                               PROSPECTUS SUMMARY

                                IDI Global, Inc.
                               462 East 800 North
                                Orem, Utah 84097
                            Telephone: (801) 224-4444

THE COMPANY

IDI Global, Inc. ("we" or the "Company"), is a holding company operating through its wholly owned subsidiaries, Internet Development, Inc, Chief Financial, Inc., IDI Small Business Inc., and Sports Media International, Inc. Internet Development offers the tools to create a web site, including, a merchant account, web development services, and web hosting services, along with coaching and consulting services. Internet Development offers an Internet/extranet platform for large and small businesses with a network of affiliates. Chief Financial, Inc. was originally acquired to provide administrative support to our sales centers, as well as trending reports, sales tracking, lead generation and new lead source opportunities, etc. Sports Media sells media promotion, advertising and marketing programs for virtually any size company that wants to expand their brand awareness through targeted sports marketing relationships. IDI Small Business provides management and operational controls for three sales and marketing operations located in St. George, Orem and Salt Lake City, Utah. IDI Small Business also provides small office and home office products and services through strategic partnering agreements, geared for specific businesses, including tax services, incorporations, electronic stock programs, professional recruiting services, real estate and wholesale sales, and sells add-on services and products for the small office and home office market. The business of each subsidiary is described in more detail below.

SALES BY SELLING STOCKHOLDERS

We are registering the resale by three selling stockholders, SBI Advisors, LLC ("SBI Advisors"), SBI Brightline X LLC ("SBI Brightline"), and SBI USA LLC ("SBI USA," and collectively with SBI Advisors and SBI Brightline, the "Selling Stockholders"), of up to 5,346,428 shares of common stock pursuant to transactions and agreements we have entered into with the Selling Stockholders, which are described in more detail in "Selling Stockholders - Transactions Related to the Selling Stockholders," on page 37. These Shares will be sold from time to time at the discretion of the Selling Stockholders. See "Plan of Distribution" starting on page 42.

         The following table lists the number of shares outstanding prior to the resale by the Selling Stockholders of any shares issued or issuable to them in connection with the offering; the number of shares issuable to SBI Brightline in connection with the offering; the number of shares issuable upon exercise of warrants by the Selling Stockholders, and the potential number of shares outstanding following the resale of shares issuable in connection with the offering.

 Shares of common stock outstanding as of July 18, 2005        19,460,174

 Shares of common stock potentially issuable                    3,428,570
 upon exercise of the put right to SBI Brightline

 Shares of common stock issuable upon                           1,917,858
 conversion of warrants issued to the Selling Stockholders

 Common stock outstanding after the offering                   24,806,602 (1)

         (1) Assumes the full sale of the Shares by the Selling Stockholders. Additionally, does not include 4,356,436 shares to be issued into escrow in connection with our acquisition of certain assets of Mentoring of America, discussed below in "Management's Discussion and Analysis - Liquidity and Capital Resources - Financing."

Term Credit Agreement

This prospectus registers the resale of up to 525,000 shares of our common stock by SBI Advisors, who became the holder of a warrant to purchase our common stock pursuant to a Term Credit Agreement dated December 24, 2004 (the "Credit Agreement"). Under the Credit Agreement, Hong Kong Central Credit Union (the "Credit Union") loaned us $1,750,000, at 2% interest per month. Upon closing the loan, we issued to SBI Advisors, the advisor of the Credit Union, a warrant to purchase 525,000 shares of our common stock. The warrants have an exercise price of $0.70 per share and are exercisable through the date which is a term of four years from the effective date of the registration statement covering the resale of the shares underlying the warrant.

Securities Purchase Agreement

Additionally, this prospectus registers the resale of up to 4,571,428 shares of our common stock by SBI Brightline who will become a stockholder pursuant to a Securities Purchase Agreement (the "Purchase Agreement"). Under the Purchase Agreement we are allowed to "put" to SBI Brightline up to 3,428,570 shares of our common stock.

SBI Brightline agreed to purchase the common stock put to it in eighteen separate 200,000-share tranches priced at $0.70 per share, or $140,000 per tranche. We may begin the puts at any time after the date on which this registration statement covering the resale of the shares is declared effective. We agreed with SBI Brightline that we will not put the tranches to SBI Brightline unless the market price for our common stock is in excess of $0.70 per share at the time of a put. If SBI Brightline has not assigned the right to purchase the shares to a third party, SBI Brightline may reject a put if after the purchase it and its affiliates would own more than 9.8% of our outstanding common stock.

Under the Purchase Agreement, we are required to use all of the proceeds from the first and second tranche to repay the balance due under the Credit Agreement with the Credit Union. After the second tranche, we are required to use half of the proceeds of each subsequent tranche to repay the Credit Agreement. Also, we are required to use half of any proceeds from the exercise of warrants described below and granted in connection with the Purchase Agreement, to repay the balance due under the Credit Agreement.

In connection with the execution of the Purchase Agreement, we granted to SBI Brightline X LLC two warrants each to purchase 571,429 shares of our common stock at an exercise price of $0.70. The first warrant is immediately exercisable and expires four years after the date the registration statement becomes effective which registers the resale of the shares underlying the warrant. The second warrant is exerciseable beginning on the date that is sixty days after earlier of (i) the sale of the ninth tranche of 200,000 shares under the Purchase Agreement or (ii) the date of termination of the Purchase Agreement, and ending four (4) years from the effective date of a registration statement covering the resale of the shares underlying the warrant.

SBI USA Letter Agreement

This prospectus also registers the resale of up to 250,000 shares of our common stock underlying a warrant granted to SBI USA on January 14, 2005. We granted a warrant to purchase 250,000 shares to SBI USA in consideration for SBI Advisors and SBI Brightline's not exercising their legal right to re-price shares to be issued in connection with the Credit Agreement and Purchase Agreement when we agreed to sell additional shares and warrants under an Asset Purchase Agreement, dated January 14, 2005, between IDI Global and IDI Small Business, on the one hand, and Mentoring of America, LLC and HG Marketing, Inc, on the other.

                                  RISK FACTORS

         The short- and long-term success of IDI Global is subject to certain risks, many of which are substantial in nature and outside the control of IDI Global. You should consider carefully the following risk factors, in addition to other information contained herein. All forward-looking statements contained herein are deemed by IDI Global to be covered by and to qualify for the safe harbor protection provided by Section 21E of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. You should understand that several factors govern whether any forward-looking statement contained herein will or can be achieved. Any one of those factors could cause actual results to differ materially from those projected herein. These forward-looking statements include plans and objectives of management for future operations, including the strategies, plans and objectives relating to the products and the future economic performance of IDI Global and its subsidiaries discussed above. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of any such statement should not be regarded as a representation by IDI Global or any other person that the objectives or plans of IDI Global will be achieved.

Potential investors should carefully consider the following risk factors before deciding to buy our common stock. Each investor should also consider the other information in this prospectus. Investing in our common stock involves a high degree of risk, and you should not invest in our common stock unless you can afford to lose your entire investment.

RISKS RELATED TO THE OFFERING AND OUR STOCK PRICE

         Holders of our common stock are subject to the risk of additional and substantial dilution to their interests as a result of the issuances of common stock in connection with the Purchase Agreement and exercise of the Warrants.

         Under the Purchase Agreement, we may put up to a total of 3,428,570 shares of our common stock to SBI Brightline. Additionally, assuming we are able to put all of the tranches under the Purchase Agreement, SBI Brightline has or will receive warrants to purchase up to an additional 1,142,858 shares of our common stock. Also, SBI Advisors received warrants to purchase up to 525,000 shares of our common stock, and SBI USA received warrants to purchase up to 250,000 shares of our common stock. If we put all of the tranches available under the Purchase Agreement, and the three Selling Shareholders exercise their warrants in full, there will be an aggregate of 5,346,428 new shares of our common stock issued and outstanding, which constitutes approximately 22% of the number of shares outstanding as of July 18, 2005. As such, holders of our common stock may experience substantial dilution of their interests to the extent that we make puts under the Purchase Agreement or the Selling Stockholders exercise their warrants.

         If we are unable to satisfy required conditions, we may not be able to put to SBI Brightline all of the shares of our common stock contemplated by the Purchase Agreement, which would result in our receiving less funding than provided for in the Purchase Agreement, and which could have a material adverse impact on our ability to develop and grow our business.

         Under the terms of the Purchase Agreement, we must meet specific conditions before we can put tranches of our shares to SBI Brightline. For us to be able to put the shares covered by the first nine tranches, our representations and warranties in the Purchase Agreement must have been true and correct as of December 1, 2004 (the "Agreement Date"), this registration statement must have been declared effective, and no material adverse change can have occurred since the Agreement Date. For us to be able to put the shares covered by the remaining nine tranches, the conditions we must meet include: our representations and warranties made under the Purchase Agreement must be true as of the closing date for each put; this registration statement must still be effective; there must not have occurred any of a number of listed occurrences which would disrupt the U.S. securities markets or the trading in our common stock; we must have received clearance from applicable state securities agencies relating to the resales by the Selling Stockholders; and we cannot be in a blackout period, which is a period during which we are in possession of material information that has not been disclosed to the public. If we are unable to meet these requirements in connection with any of the puts, we could be unable to make puts to SBI Brightline, and as such, would not receive the purchase price of the shares in the puts. Lack of access to these funds could have a material adverse impact on our ability to operate and to develop and grow our business.

         We may be unable to continue to make draws or put shares to SBI Brightline if the trading volume in our stock is not sufficient to allow SBI Brightline to sell the shares issued to it.

         Despite our contractual right to make puts under the Purchase Agreement, we are also prohibited by the Purchase Agreement from putting shares of our common stock to SBI Brightline to the extent any put would cause SBI Brightline or its affiliates to own in excess of 9.8% of our then-outstanding common stock. Because the volume of trading in our stock has been volatile, there can be no assurance that SBI Brightline will be able to sell a sufficient number of shares put to it to allow us to take full advantage of the puts provided for in the Purchase Agreement.

         For example, as of July 18, 2005, we had approximately 19,000,000 shares of our common stock outstanding. Nine and eight-tenths percent of 19,000,000 shares is approximately 1,862,000 shares. As of July 18, 2005, our average daily trading volume was approximately 38,000 shares traded per day. Each tranche consists of 200,000 shares of our common stock.

         If SBI Brightline is unable to sell all of the shares it receives in connection with puts under the Purchase Agreement, once the number of unsold shares retained by SBI Brightline reaches 9.8% of the then-outstanding shares of our common stock, we would be unable to make puts under the Purchase Agreement until SBI Brightline had sold additional shares into the market. Alternatively, our waiting to make subsequent puts under the Purchase Agreement until SBI Brightline has sold all the shares it receives pursuant to draws will result in a delay in our access to the capital available under the Purchase Agreement. These restrictions on our access to the capital available under the Purchase Agreement could have a material adverse effect on our operations.

         We are required under the terms of the Purchase Agreement to use significant amounts of the proceeds available under the Purchase Agreement to repay the outstanding balance of the Credit Agreement, which results in a reduction in the amount of those proceeds available to us for other corporate purposes.

         Under the terms of the Purchase Agreement, we are required to use all of the proceeds from the first and second tranche to repay the balance due under the Credit Agreement with the Credit Union. After the second tranche, we are required to use half of the proceeds of each subsequent tranche to repay the Credit Agreement. Also, we are required to use half of any proceeds from the exercise of warrants described below and granted in connection with the Purchase Agreement, to repay the balance due under the Credit Agreement. These restrictions on our use of the proceeds under the Purchase Agreement could cause us to slow or delay our efforts to grow and develop our business.

         Our issuances of shares under the Purchase Agreement and upon exercise of the Warrants likely will result in overall dilution to market value and relative voting power of previously issued common stock, which could result in substantial dilution to the value of shares held by shareholders prior to sales under this prospectus.

         The issuance of common stock in connection with the puts under the Purchase Agreement and upon exercise of the Warrants will result in substantial dilution to the equity interests of holders of our common stock other than the Selling Stockholders. Specifically, the issuance of a significant amount of additional common stock will result in a decrease of the relative voting control of our common stock issued and outstanding prior to the issuance of common stock in connection with the Purchase Agreement. Furthermore, public resales of our common stock by the Selling Stockholders following the issuance of common stock in connection with the Purchase Agreement or exercise of the Warrants likely will depress the prevailing market price of our common stock. Even prior to the time of actual puts, exercises of Warrants, and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our common stock.

         The restrictions on our ability to make the puts under the Purchase Agreement may have little if any effect on the adverse impact of our issuance of shares under the Purchase Agreement, and as such, SBI Brightline may sell a large number of shares, resulting in substantial dilution to the value of shares held by our existing shareholders.

         We are prohibited from putting shares to SBI Brightline Investor under the Purchase Agreement if such put would result in that investor's holding more than 9.8% of the then-outstanding common stock. These restrictions, however, do not prevent SBI Brightline from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, SBI Brightline could sell more than 9.8% of the outstanding common stock in a relatively short time frame while never holding more than 9.8% at one time.

         The trading market for our common stock is limited, and investors who purchase shares from the Selling Stockholders may have difficulty selling their shares.

         The public trading market for our common stock is limited. Our common stock is listed for trading on the OTC Bulletin Board. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets. Purchasers of our common stock therefore may have difficulty selling their shares should they desire to do so.

         The Selling Stockholders may sell common stock at any price or time, which could result in a decrease in the market price of our common stock and a resulting decrease in the value of shares held by existing shareholders.

         Upon effectiveness of this registration statement, the three Selling Stockholders may offer and sell the shares of common stock received in connection with the Purchase Agreement and exercise of the Warrants at a price and time determined by the Selling Stockholders. The timing of sales and the price at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market for our common stock. There is no independent or third-party underwriter involved in the offering of the shares held by or to be received by any of the Selling Stockholders, and there can be no guarantee that the disposition of those shares will be completed in a manner that is not disruptive to the market for our common stock.

         It may be more difficult for us to raise funds in subsequent stock offerings as a result of the sales of our common stock by the Selling Stockholders in this offering.

         As noted above, sales by the Selling Stockholders likely will result in substantial dilution to the holdings and interest of current and new shareholders. Additionally, as noted above, the volume of shares sold by the Selling Stockholders could depress the market price of our stock. These factors could make it more difficult for us to raise additional capital through subsequent offerings of our common stock, which could have a material adverse effect on our operations.

         Our common stock is considered a penny stock. Penny stocks are subject to special regulations, which may make them more difficult to trade on the open market.

Securities in the OTC market are generally more difficult to trade than those on the Nasdaq National Market, the Nasdaq SmallCap Market, or the major stock exchanges. In addition, accurate price quotations are also more difficult to obtain. The trading market for our common stock is subject to special regulations governing the sale of penny stock.

A "penny stock" is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

          o the equity security is listed on Nasdaq or a national securities exchange;

          o the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000;

                  or

          o the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.

If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Exchange Act, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

Penny stock regulations will tend to reduce market liquidity of our common stock because they limit the broker-dealers' ability to trade and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than they would if our share price were substantially higher.

      We have not paid cash or stock dividends on our common stock, which may discourage potential investors from purchasing our shares.

      Potential investors should not anticipate receiving dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends. Also, in our agreements with the Selling Stockholders, we have agreed not to issue a stock or cash dividend until the terms and conditions of the agreements with the Selling Stockholders have been satisfied. The lack of dividend potential may discourage potential investors from purchasing our common stock.

      The price of our common stock is volatile, and an investor may not be able to resell our shares at or above the purchase price.

      In recent years, the stock market in general, and the OTC Bulletin Board and the securities of small companies in particular, have experienced extreme price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may materially adversely affect our stock price, regardless of operating results.

      We have not paid cash or stock dividends on our common stock, which may discourage potential investors from purchasing our shares.

Potential investors should not anticipate receiving dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends. Also, in our agreements with the Selling Stockholders, we have agreed not to issue a stock or cash dividend until the terms and conditions of the agreements with the Selling Stockholders have been satisfied. The lack of dividend potential may discourage potential investors from purchasing our common stock.

RISKS RELATED TO OUR BUSINESS

      We may need to raise additional external capital, and there can be no guarantee that we will be able to raise necessary capital.

Based on our current growth plan, we believe that we may require up to at lease $1 million in additional financing within the next twelve months to remain competitive in our markets. In late December 2004, we borrowed $1.75 million. However, we believe we will need additional funding. Our future success will depend upon our ability to access equity capital markets or to borrow on terms that are financially advantageous to us. However, we have agreed to limit our sale of common stock or borrowing until we have repaid the $1.75 million under the Credit Agreement. If we are unable to obtain funds on acceptable terms, we could be forced to delay or abandon some of our business plans. Additionally, we may not have sufficient working capital to develop products, finance acquisitions, or pursue business opportunities. The lace of sufficient working capital could have a material adverse impact on our business operations.

      We are subject to intense competition from large and small companies which limits our ability to obtain market share.

We face substantial competition in the overall Internet software market, as well as in the web site building market, our two principal markets. We expect competition to continue, increase, and intensify in the future as the markets for our products and services continue to develop and as additional competitors enter our market. Our success in obtaining an increased market share will depend on our ability to build name-brand recognition and to provide cost-effective products and services to our customers. In addition, many of our current or potential competitors have broad distribution channels that they may use to bundle competing products directly to end-users or purchasers. If these competitors bundle competing products for their customers, it could adversely affect our ability to obtain market share and could force our prices down.

      We are dependent upon our relationships with merchant and banking third parties, and any disruption of these relationships could cause us to lose customers and could have a negative impact on our business.

We are dependent upon certain merchant and banking relationships, as well as strategic relationships with third parties who provide payment processing to all our customers. Failure of these financial institutions and third parties to continue to provide these services in a satisfactory way to our customers could result in a loss of customers. If these financial institutions and third parties do not continue to provide services to our customers, we may not be able to find other third party service providers to replace them in the short term, which could cause our customers to terminate their agreements with us and move their business to our competitors.

      Our sales may suffer if we lose certain referral sources.

In prior years, we have historically obtained approximately 90% of our customer referrals from outside sources. With the acquisition of Chief Financial and Professional Consulting Services in January 2004, we began trending towards reliance on our internal sources for approximately 50% of our referrals. With the acquisition of the assets of HG Marketing, Inc., in January 2005, we have reduced our reliance even further on external referrals and anticipate trending towards reliance on our internal sources for approximately 70% of our referrals. These external and internal referral sources have been cyclical in volume and quality over the past years with typical lows in late spring and late fall. While we do not believe that our existing external sources are irreplaceable, the loss of the external referral sources or decline in quality or volume of our internally generated referrals could have a material adverse effect on our revenues in the short term. We are in the process of limiting our reliance upon external sources for customer referrals; however, we anticipate that referrals will be generated by these sources for the foreseeable future. Any disruption in the referrals could have a material adverse impact on our business.

      We rely on co-marketing alliances to generate clients, end-users, and revenue, and these agreements could hinder us from directly contacting potential clients in certain industries.

We have key co-marketing arrangements with strategic partners to make use of their industry and marketing expertise. Some of these arrangements may provide or allow co-marketing partners some exclusive rights to co-market our services in a particular industry, which will limit our right to contact potential clients in that industry. Additionally, if a co-marketing relationship is terminated, we may be unable to replace that relationship with other alliances that have comparable customer bases and user demographics. This limitation may affect our revenues because we expect that revenues generated from the sale of our products and services through these strategic co-marketing arrangements to account for a significant portion of our revenues for the foreseeable future. However, there can be no assurance that these arrangements will be successful in generating meaningful revenue.

      We may experience the loss of one or more major clients who determine to not renew their ARRAY product agreements , which could have an adverse material effect on our financial condition.

Internet Development is an Internet application service provider offering both dial-up and broadband services in the United States. Internet Development designs, develops, and markets software applications for large organizations and small businesses to exploit the full capabilities of the Internet, including communications, marketing, information management, and e-commerce. Its principal products include ARRAY(R) and Quicksite Builder. ARRAY enables large organizations to deploy, integrate, and interact with a network of e-commerce-enabled affiliate web sites, while maintaining a consistent, unified brand image for the organization as a whole. Quicksite Builder allows a user to quickly, and without programming knowledge, build a functional, e-commerce enabled website.

If a major client decides to use a competitor's website system or to develop and maintain its own system in-house, then our revenues will be reduced. For example, we received formal notification in February 2004, that Tupperware would proceed on a course to develop a proprietary in-house web site solution, and this resulted in loss of income from Tupperware in October 2004. If we are unable to replace these accounts with new clients, our business and ability to operate could be materially impacted.

      We may experience software defects which may damage customer relations.

Despite rigorous testing, our software may nevertheless contain undetected bugs or errors, or experience failures when introduced or when the volume of services provided increases. Any material errors could damage the reputation of our service or software, as well as damage our customer relations. We have detected errors, defects, and bugs in the past and have corrected them as quickly as possible. Correcting any defects or bugs we may discover in the future may require us to make significant expenditures of capital and other resources. We believe that we follow industry- standard practices relating to the identification and resolution of errors, defects, or bugs encountered in the development of new software and in the enhancement of existing features in our products. As of this date we have not experienced any material adverse effect by reason of an error, defect, or bug. Nevertheless, there can be no guarantee that our products will operate without defects or bugs or that we will be able to correct them.

      We depend upon our proprietary rights, none of which can be completely safeguarded against infringement.

We rely upon trade secrets with respect to our source code and functionalities and other non-patented proprietary information in our product development activities. We seek to protect trade secrets and proprietary knowledge in part through confidentiality agreements with our employees, resellers, and collaborators. These agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of this information.

In addition, if employees or collaborators develop products independently that may be applicable to our products under development, then disputes may arise about ownership of proprietary rights to those products or services. Protracted and costly litigation could be necessary to enforce and determine the scope of our proprietary rights. There can be no guarantee that any such litigation would be successful.

      We may experience breakdowns in our hosting services, infrastructure, or payment processing systems, which may expose us to liabilities and cause customers to abandon our products and services.

If our system infrastructures break down or are otherwise interrupted, we would be unable to deliver our payment processing services or hosting services. Events that could cause system interruptions include:

      o    fire,
      o    earthquake,
      o    power loss,
      o    terrorist attacks,

      o    telecommunications failure,
      o    unauthorized entry or other events,
      o    computer viruses, and
      o    hackers or rogue employees

Although we regularly back up data from operations, and take other measures to protect against loss of data, there remains some risk of these losses. Any system interruptions problem of this nature could result in significant liability to customers or financial institutions and also could deter potential customers from using our services. We attempt to limit this sort of liability through back-up systems, contractual provisions, insurance, and other security measures. However, there can be no assurance that these contractual limitations on liability would be enforceable, or that our insurance coverage would be adequate to cover any liabilities we might sustain.

Also, breaches of our e-commerce security measures could reduce demand for our services. The e-commerce industry is intensely focused on the need for Internet security, particularly with respect to the transmission and storage of confidential personal and financial data. Any compromise or elimination of our security could erode customer confidence in our systems and could result in lower demand for our services or possible litigation.

      The marketing approach of IDI Small Business is impacted by recent federal regulations which could require these subsidiaries to locate new sources of sales leads.

      The Federal Trade Commission and Federal Communications Commission establish direct marketing regulations which govern how direct marketing companies perform their marketing activities. Promotion and advertising groups that supply customer information to IDI Small Business, are required to comply with SPAM legislation. IDI Small Business relies, in part, on companies that provide and generate qualified sales leads, and many of these companies are subject to SPAM legislation. In the event that a company that provides sales leads to our subsidiaries violates the SPAM legislation, our subsidiaries likely would have to find another source of leads to replace those lost.

      In addition, Cardholder Information Security Policy requirements, which will take effect March 1, 2005, add complexity and cost to the merchant account process. These requirements are measures designed to provide greater security to credit card holders. Major credit card companies and regulatory and legislative bodies imposed these measures to protect and safeguard confidential cardholder information contained in databases such as those maintained by IDI Small Business. Further regulation in this area could cause processing delays or disruptions that could be damaging to our business. Alternatively, additional regulations could further restrict our operations, effectively curtailing or eliminating the marketing approach of these subsidiaries.

      The loss of any one contract for Sports Media could adversely affect revenues because sales cycles are long and each contract is significant.

Each Sports Media contract represents a significant portion of Sports Media's revenue and earnings, but the number of contracts serviced each year is small. Once an agreement is finalized, there are minimal risks of the agreements being rescinded. However, the sales cycle is long and replacement of revenue from a failed agreement requires a significant amount of time. The loss of any Sports Medic contract could have a material adverse impact on our business.

      Attrition within our contact center may reduce our productivity and profitability.

Attrition of key sales floor managers and leaders can quickly reduce the productivity of a contact center. Significant time would be needed to reorganize the sales floor for new leadership and expectations. While we did not experience unusually high levels of attrition in 2004, attrition at high levels in the future is a serious threat to long-term stability of our operations.

      We depend on key employees who may leave at any time.

      Our business, and specifically that of Sports Media, is dependent upon relationships that our key employees have formed. We have not entered into any contracts with these employees and they may leave us at anytime. Also, if the key employee's important relationships with production firms and advertisers does degrade or changes occur in associations, then our revenues will be adversely affected.

      Economic downturns may lead to a reduction in the marketing activities of our clients, which could result in decreased revenues.

      As economic downturns begin, marketing dollars are often the first budgets to be cut. Despite informal agreements and strong relationship-based opportunities, when marketing dollars are reduced, then marketing budgets are curtailed. Because such a large part of our business is based on marketing, any reduction in the marketing budgets of our customers or clients could have a material adverse impact on our business.


RISKS RELATED TO OUR INDUSTRY

      Our industry is characterized by technological change, and for us to remain competitive, we must rely on research and development projects which could increase costs and which could be unsuccessful.

The e-commerce, web hosting, and merchant processing markets in which we compete are characterized by technological change, new product introductions, evolving industry standards, and changing customer needs. To remain competitive, we may be required to engage in a number of research and development projects, which carry the risks associated with any research and development effort, including cost overruns, delays in delivery, and performance problems. In our core Internet-based services, these risks are even more acute. These projects could result in increased research and development costs in excess of historical levels and the loss of revenues, or we could lose customers if our new products and services do not perform as intended or are not acceptable in the marketplace.

Any delay in the delivery of new products or services could render our products and services less desirable to our customers, or possibly even obsolete. In addition, the products and services we deliver to the small business market are designed to process critical transactions, including key reports and other information associated with those transactions, all at very high volumes and processing speeds. Any performance problems that arise with a new product or service could result in significant processing or reporting errors and the loss of customers.

      If competitive practices prevent our passing along increased fees to our merchant customers in the future, we would have to absorb a portion of these increases which would increase our operating costs and reduce our profit margin.

From time to time, VISA and MasterCard increase the fees that they charge processors. If this occurs, we may attempt to pass these fee increases along to our merchant customers, but doing so could result in the loss of those customers to our competitors who do not pass along the increases. Our revenues from merchant account processing are dependent upon our continued merchant relationships, which are highly sensitive and can be canceled if customer charge-backs escalate and generate concern over whether we have held back sufficient funds in reserve accounts to cover these charge-backs. Cancellation by our merchant providers most likely would result in the loss of new customers and lead to a reduction in our revenues.

      There may be additional unknown risks which could have a negative effect on us and our business.

      The risks and uncertainties described in this section are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the foregoing risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline.

                                 USE OF PROCEEDS

We are registering the shares for the benefit of the Selling Stockholders, and the Selling Stockholders will receive all of the proceeds from the sales. However, we expect to receive cash proceeds from any "puts" under the Purchase Agreement with SBI Brightline and we expect to receive proceeds for the exercise of warrants granted to the Selling Stockholders under the agreements. We anticipate that we will use these proceeds to develop and build our SOHO business channel. We will pay the costs of this offering with the exception of the costs incurred by the Selling Stockholders for their legal counsel and the costs they may incur for brokerage commissions on the sale of their shares.

                            MARKET FOR COMMON EQUITY

MARKET INFORMATION

Our shares of common stock are traded on the OTC Bulletin Board under the symbol "IDIB." The following table lists the range of the quarterly high and low bid prices of our common stock in the over-the-counter market for each quarter for the two most recent fiscal years. The high and low bid prices were reported by the OTC Bulletin Board Historical Data Service. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-downs or commissions, and may not necessarily represent actual transactions.

                                 2005                   2004                   2003
                                 ----                   ----                   ----
Quarter Ended              High      Low         High         Low        High         Low
-------------              ----      ---         ----         ---        ----         ---

March 31                   $0.66     $0.37      $2.23        $1.25      $0.45        $0.20
June 30                    $0.53      0.30       2.16         1.30       1.47         0.17
September 30                                     1.54         0.57       2.09         1.15
December 31                                      0.86         0.41       1.91         1.35


Our common shares are subject to Section 15(g) and Rule 15g-9 of the Securities and Exchange Act of 1934 (the "Exchange Act"), commonly referred to as the "penny stock" rule. That rule defines penny stocks to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rule provides that any equity security is considered to be a penny stock unless that security is:

o registered and traded on a national securities exchange meeting specified criteria set by the SEC; o authorized for quotation from the NASDAQ stock market; o issued by a registered investment company; or o excluded from the definition on the basis of share price or the issuer's net tangible assets.

These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. The rules require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to make a special suitability determination about the purchaser before for the purchase of the security. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse, and certain institutional investors. The rules require the broker-dealer to receive the purchaser's written consent to the transaction prior to the purchase and require the broker-dealer to deliver a risk disclosure document relating to the penny stock prior to the first transaction. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent to purchasers disclosing recent price information for the penny stocks.

HOLDERS

As of July 18, 2005, we had 19,460,174 shares of our common stock outstanding, held by 111 stockholders of record, which does not include "street accounts" of securities brokers.

DIVIDENDS

We have not paid cash or stock dividends and have no present plan to pay any dividends. Additionally, payment of any cash dividends on our common stock is unlikely. Instead, we intend to retain any earnings to finance the operation and expansion of our business. Also, if we declare or pay a dividend to our shareholders without the approval of SBI Brightline, SBI Brightline has the option to terminate the Purchase Agreement. The Purchase Agreement is discussed in more detail in "Transactions Related to the Selling Stockholders" starting on page 37.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

EXECUTIVE OVERVIEW

IDI Global is a holding company with four wholly-owned subsidiaries, Internet Development, Inc. ("Internet Development") Chief Financial, Inc. ( "Chief Financial"), Sports Media International, Inc. ("Sports Media") and IDI Small Business, Inc. (IDISB).

Internet Development is an Internet application service provider offering web solutions and related business packages to companies and individuals in North America as well as globally. Internet Development designs, develops and markets software applications for large organizations and small businesses to exploit the full capabilities of the Internet, including communications, marketing, information management, and e-commerce. Its flagship products include ARRAY(R), Odyssey and Quicksite Builder. The ARRAY(R) technology enables large and small organizations to deploy, integrate and interact with a network of affiliate web sites, while maintaining a consistent, unified brand image for the organization as a whole. In short, ARRAY(R) allows a company to provide a very high level of functionality and online business features to its representatives, while maintaining communication with the organization and control of the corporate image. ARRAY(R) features include corporate administrative control, custom options for the individual user, E-commerce and shopping cart integration capability, marketing email campaign manager, contact center (email, calendar, to-do list, and address book), online presentation manager, point and click website editor, message boards, and many other tools. Odyssey is a distributed billing system capable of processing credit card payments and check drafts against a variety of card processors. Because Odyssey can be set to charge customers automatically on a recurring basis, it makes a great 'plug-in' billing system that can be integrated into customer applications. The Quicksite Builder allows a small business or individual user to quickly, and without programming knowledge, build a functional, e-commerce enabled website. Its features include auto-responders, advanced shopping cart utility, banners and email showcases, search engine marketing tools, domain name setup, detailed site traffic statistics, secure online ordering and transaction processing, and backend order tracking.

Chief Financial, Inc. was originally acquired to provide administrative support to our sales centers, as well as trending reports, sales tracking, lead generation and new lead source opportunities, etc.

IDI Small Business (IDISB) was incorporated in January 2005 as IDI Global's wholly owned subsidiary. It was established to house and manage specific divisions of our direct marketing operations located in St. George, Utah. IDISB acquired the assets of HG Marketing and then combined the assets with Professional Consulting Services (PCS), in Saint George, Utah., The express purpose for this combination is to reduce cost of sales and dramatically increase profitability. HG marketing owned the rights to one of the best "lead sources" in the small office / home office sector. These highly qualified leads significantly increase sales, and reduce the Company's cost of acquiring leads from other sources.

Sports Media, Inc. (SMI) operates as a sports advertising, media and marketing company. It is primarily engaged in the business of selling sports related promotional programs, advertising and marketing initiatives to large corporate clients. One of SMI's primary vehicles for offering sports related packages is a preferred partnership agreement with ESPN Radio Sports Marketing and ABC Radio Sales. The purpose of the preferred partnership agreement is to combine the efforts of these three companies in order to leverage sports marketing brands, media and promotional value for client campaigns. SMI was acquired to provide entry of IDI's Internet Service Products through reward based affinity marketing to targeted athletic teams and an affinity driven fan base.

During 2003 and 2004, we have expanded our business through strategic partnerships, acquisitions and internal build-out of sales and marketing centers. In addition, Internet Development implemented a new development and financial model for ARRAY(R), referred to as the ARRAY(R) Express program. This model allows for small and mid-size companies to more easily take advantage of the tremendous value of the ARRAY(R) technology by making it more affordable, while still securing significant residual revenues for IDI but requiring less demanding and time-consuming development for each new client. Because Management anticipates that this model will alleviate the cost barriers for some potential clients, while also streamlining the resource requirement for IDI, the program creates a win-win scenario and will make the ARRAY(R) product a more appealing solution to all direct sales companies, small as well as large. Through March 2005, more than a half dozen clients had signed agreements to use the Array technology since the Express model was introduced.

Additionally, in October 2003, we diversified our revenue sources with the acquisition of Integrated Communication Systems, which became Sports Media Inc.

In early 2004, the acquisition of Chief Financial, Inc., helped to expand the distribution of IDI Global's products and offerings to the Small Office/Home Office market. We reinvested our positive cash flow in the first half of 2004, in a new center in Salt Lake City, Utah and into growing an additional sales operation in Orem, Utah, both of which increased our revenues and targeted marketing activities.

      At the end of 2004, we converted $1.3 million in debt into shares of our common stock. The conversion provided us with a twelve-month option, at our discretion, to repurchase the shares at .53 cents a share. In Dec. 2004, we obtained additional financing to fund an asset purchase of HG Marketing, which will further expand our sales and marketing operations in St. George, Utah.

      For the quarter ended March 31, 2005, we recorded total revenue on a consolidated basis of $6,956,283, compared to total revenue of $8,121,473 for 2004. We recorded net income of $305,424 for 2005 compared to net income of $442,297 for 2004. The decreased revenue and net income for first quarter of 2005 were primarily the result of small losses in the Array channel and a reduction in outsourced revenue as a result of bringing our sales and marketing efforts "in-house". The Company also paid higher lead cost for the first quarter in an effort to prove our marketing and sales ability to a new strategic partner and earn their long term business at a much reduced rate..

      During 2004, Internet Development also introduced innovative programs that provided multiple revenue streams from our marketing efforts in our expanded sales and marketing centers. Introduction of a new business partnerships and more profitable product offerings to our SOHO customers are creating long term benefit to increase sales revenue through residual monthly payments, which will enable consistent growth of our recurring revenue stream. These innovations and partnerships have allowed the Salt Lake City, Saint George and Orem, Utah facilities to grow more rapidly and become self-sustaining and profitable. In fourth quarter 2004, we made significant investments in Professional Consulting to help streamline their operations and further increase long term profitability.

      During 2004 IDI Global expended a large amount of cash to create new "lead source" relationships, in an effort to reduce product costs It was necessary for the Company to negotiate a short term increase in lead costs in order to prove our capabilities and secure long term agreements with very favorable returns for the Company. Third and fourth quarters were negatively impacted by the short term increase in cost. First quarter 2005 has already seen the value of securing these partner agreements and net profits are growing as a result of these transactions.

During 2004, the general economy was sluggish, with unemployment relatively high. This economic situation has positively impacted our business since, generally, when the economy suffers and unemployment is relatively high, individuals turn to small office and home office opportunities to replace or augment income. However, the sluggish economy also reduced available marketing dollars and adversely affected Sports Media. Additional challenges include increased competition within the direct sales industry for new clients as well as retaining our current clients. The competition comes both from other external vendors like IDI, as well as from companies determining to fulfill their web site needs internally and not use outside providers. These two trends combine to produce an increasingly competitive and challenging environment for our ARRAY(R) product within the direct sales arena. Also, the demands on our resources to continue to fulfill orders and service current and new clients may be significant if sales increase.

      Management may investigate additional acquisitions in order to acquire new technology. We cannot predict the manner in which we may complete future acquisitions, but Management will determine the method used based upon our thorough review of the opportunity and situation, related to our relative negotiating strength. Possible methods may include, but are not limited to, leases, purchase and sales agreements, licenses, joint ventures, asset purchase, and other contractual arrangements. We may act directly or indirectly through an interest in a partnership, corporation or other form of organization. We may also choose to acquire a business opportunity through the issuance of common stock or other securities, if it makes economic sense.

LIQUIDITY AND CAPITAL RESOURCES

      We are currently able to support our recurring day-to-day cash operating expenses with recurring cash inflows and existing cash balances. However, we are unable to satisfy our total current liabilities with cash on hand. Also, we are dependent on the efforts of our subsidiaries and other third parties to increase sales and, thus, increase our cash balances.

Our revenues are primarily from product sales, Internet applications, and web-site hosting and training services. Our monthly cash outflow is primarily related to cost of sales and general and administrative expenses. Net cash provided by operations for the 2005 three month period was $594,324 compared to net cash by operating activities of $743,128 for the 2004 three month period. The decrease in net cash provided by operations was mainly caused by a short term increase in lead cost, legal fees, cost for financing, and increases in accounts payable.

      During 2003, we took steps to reduce our monthly burn rate and to become cash flow positive, but we believe we may need an additional $1 million in the next twelve months to continue to keep up with technological improvements and further our business development strategies. We operate in a competitive industry in which large amounts of capital are required in order to continually develop and promote products. We believe we will need to continue to raise additional capital, both internally and externally, in order to successfully compete in the long term.

      Net cash used by investing activities was $(1,171,270) for year ended December 31, 2003, compared to $(541,413) for the year ended December 31, 2004. Our investing activities in 2004 included payments of notes receivable, payment for the acquisition of Chief Financial, advances to New Connexions, a related party, and the purchase of software and equipment.

      Net cash used by investing activities was $1,882,604 for the 2005 three month period compared to $259,859 for the 2004 three month period. The 2005 three month period investing activities included an Asset Purchase Agreement with Mentoring of America, a Utah limited liability company, and HG Marketing, Inc., a Nevada corporation. Pursuant to the agreement, IDI Small Business acquired the sales and marketing assets of HG Marketing. IDI Small Business assumed certain liabilities of the sales and marketing operation, and paid $1,800,000 in cash. An operating agreement with Mentoring of America provides for monthly net income of 150,000 for the next 24 months. Just over 4.3M shares have been escrowed as compensation under the agreement. Shares are released based on successful delivery of the required monthly operating cash, per the terms of our operating agreement.

      In January 2003, we sold the marketing rights for a business marketing model valued at $151,200 to New Connexions, Inc. for a 10% ownership interest in that company. During 2003, we agreed to fund the development of New Connexions' business and we initially advanced funds of $953,038 to New Connexions for this development. The advanced funds were converted to a promissory note with a term of five years and an interest rate of (6%) six percent, and were secured by five hundred thousand shares of IDI Global common stock. We received revenues from sources developed by New Connexions, but have not received any payments on the advance. We also have an option to purchase the remaining 90% interest in New Connexions.

      For 2003, net cash used by investing activities was $1,171,270 compared to $41,800 for 2002. Investing activities in 2003 were primarily advances to New Connexions and the 2002 investments were primarily related to the purchase of software and equipment.

      Financing

      For the year ended December 31, 2004, net cash provided by financing activities was $1,800,272 compared to net cash provided by financing activities of $1,184,267 for the year ended December 31, 2003. Proceeds from notes payable and stock issuances were the sources of the financing activities for 2004 and 2003. We used the proceeds from our financing activities to fund our operations.

Net cash provided by financing activities was $160,470 for the 2005 three month period compared to net cash provided by financing activities of $163,725 for the 2004 three month period. Proceeds from notes payable and stock issuances were the sources of the financing activities for the 2005 and the 2004 three month periods. We used the proceeds from our financing activities to complete the asset purchase of HG marketing.

      For 2003, net cash provided by financing activities was $1,184,267 compared to net cash provided by financing activities of $286,607 for 2002. Proceeds from stock issuances were 82.5% of the financing activities for 2003, and 2002 financing was primarily proceeds from notes payable.

      On December 24, 2004, we entered into a Term Credit Agreement (the Credit Agreement) with Hong Kong League Central Credit Union and SBI Advisors, LLC (SBI Advisors). Under this Credit Agreement, we received a loan in the principal amount of $1,750,000 and will pay interest of 2.0% per month. The loan was payable in full by June 24, 2005, or if we elected to extend the term of repayment, by December 23, 2005. We elected to extend the Credit Agreement until December 23, 2005. In connection with the Credit Agreement, we entered
into  a  Securities   Purchase  Agreement  (the  Purchase  Agreement)  with SBI
Brightline X LLC (SBI Brightline). Under the Purchase Agreement, we may sell up to 3,428,570 shares of IDI Global common stock at $0.70 per share to SBI
Brightline.   We  may  put  eighteen  separate  200,000-share tranches  to  SBI
Brightline, which it must purchase at $140,000 each. We agreed with SBI Brightline that we will not put the tranches to SBI Brightline unless the market price for our common stock is in excess of $0.70 per share at the time of a put. The potential proceeds to us from this Purchase Agreement could be as much as $2.4 million, less applicable fees.

      However, we agreed to use 100% of the proceeds from the first and second tranche to repay the Credit Agreement. After the second tranche, we agreed to use one-half of the proceeds of each tranche to repay the outstanding balance under the Credit Agreement.

      As part of these transactions, we granted SBI Advisors, the agent for Hong Kong League Central Credit Union, a warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share with a term that expires four years from the initial effective date of the applicable registration statement. We also granted a warrant at the time of signing the Purchase Agreement to SBI Brightline to purchase an aggregate of 571,429 shares of common stock at an exercise price of $0.70 per share with a term that expires four years from the initial effective date of the registration statement. We granted a second warrant to SBI Brightline which can be exercised after the delivery of the ninth tranche of funding (the Additional Warrant) to purchase 571,429 shares of common stock. This Additional Warrant will have a four-year term and exercise price of $0.70 per share. The potential proceeds from the exercise of the warrants are approximately $1,167,500; however, the Selling Stockholders have discretion when or whether to exercise the warrants. We also agreed to use one-half of the proceeds from the exercise of warrants granted under the agreement to repay the Credit Agreement.

      We used the proceeds from this Credit Agreement to acquire the call center assets of Mentoring of America, LLC. On January 14, 2005, IDI Global and IDI Small Business entered into an Asset Purchase Agreement with Mentoring of America, a Utah limited liability company, and HG Marketing, Inc., a Nevada corporation. Pursuant to the agreement, IDI Small Business acquired the sales and marketing assets of HG Marketing. IDI Small Business assumed certain liabilities of the sales and marketing operation, paid $1,800,000 cash, granted warrants to purchase up to 2,500,000 shares of IDI Global common stock, and agreed to issue and place 4,356,436 shares of IDI Global common stock into an escrow. The warrants become exercisable between 2008 and 2012 at exercise prices that escalate annually from $0.80 to $1.80. The 4,356,436 shares of IDI Global common stock held in escrow will be released to Mentoring of America based upon performance of the sales and marketing operation over the first two years of operations. HG Marketing must generate $150,000 operating profit per month for the first two years.

On January 11, 2005, in connection with the purchase of HG Marketing, an officer of the Company loaned the Company $195,528. The note payable bears interest at 12% and is convertible into common stock.


COMMITMENTS AND CONTINGENT LIABILITIES

      Our principle commitments consist of operating leases for office space in Orem and Salt Lake City, Utah, and repayment of the Credit Agreement and our total current liabilities. The total monthly lease payments for the two offices are approximately $24,414.

      As of March 31, 2005, we owed $1,750,000, plus 2% interest, or an aggregate of $1,785,000, under the Credit Agreement.

      At March 31, 2005, we had total current liabilities of $3,683,026, and had notes payable totaling $2,254,527, which included notes payable of $1,750,000 to SBI Brightline, a third party, and $504,527 in notes payable to Kevin R. Griffith, our CEO. In December 2004 we converted approximately $1.3 million of notes payable to First Equity Holdings into 2,588,364 shares of common stock.

      At March 31, 2005, our total current liabilities also included accrued expenses of $715,476, primarily related to deferred compensation, accrued interest, and payroll liabilities. Accounts payable of $480,633 and reserves for refunds and charge-backs of $232,290 added to our total current liabilities.


OFF-BALANCE SHEET ARRANGEMENTS

None.

RESULTS OF OPERATIONS

      Comparison of Years Ended December 31, 2003 and 2004

      The following discussions are based on the audited consolidated financial statements of IDI Global, Internet Development, Sports Media, and Chief Financial. These charts and discussions summarize our financial statements for the years ended December 31, 2003 and 2004, and should be read in conjunction with the financial statements and notes to the financial statements included in this report, starting on page F-1.

      Summary Comparison of years ended December 31, 2003 and 2004



                                             Twelve months ended         Twelve months ended
                                              December 31, 2003           December 31, 2004

Total revenues                            $      13,328,949            $      27,718,252
Total cost of sales                               9,786,221                   19,495,873
Gross profit                                      3,542,728                    8,222,379
Total operating expenses                          3,078,705                    9,072,834
Net operating income (loss)                         464,023                    (850,455)
Total other income (expense)                        (78,465)                     56,030
Total income tax expense                             84,475                     (18,720)
Net income                                          301,083                    (775,705)
Net earnings (loss) per share             $            0.02            $          (0.05)


      Primarily as a result of increased sales from our new subsidiaries, total revenues increased from approximately $13.3 million for the year ended December 31, 2003, to approximately $27.7 million for the year ended December 31, 2004.

      Cost of sales increased along with total revenues for the year ended December 31, 2004. Cost of sales includes commissions for outsourced sales and our in-house sales force, costs of merchant accounts, fulfillment, and other third party products and services. For 2003, total cost of sales was 73.4% of total revenues, compared to 70.3% of total revenues for 2004.

      As a result of increased revenues, our gross profit increased from approximately $3.5 million for 2003 to approximately $8.2 million for 2004.

      Total operating expenses include salaries and benefits, rental of office space, professional fees, and other general office expenses. These operating expenses more than doubled for 2004 compared to 2003 as a result of a more than 30% increase in sales and operating staffs in April and May 2004, additions of small office and home office personnel, the purchase of telecommunications hardware and software to assist in targeting qualified customers, and consolidation of our recently acquired subsidiaries' general and administrative expenses.

      Total other income for 2003 was primarily related to sales of miscellaneous products and interest income from deposits held in bank sweep accounts. Total other expense for 2004 was primarily related to accrued interest for loans from shareholders As a result of the above, we recorded net income for the 2003 twelve month period. However, we recorded a net loss for the year ended December 31, 2004, primarily as a result of increases in general and administrative expenses. Net income per share was $0.02 for 2003 compared to $0.05 loss for 2004.

      The following chart and discussions summarize our consolidated balance sheet for the years ended December 31, 2003 and 2004, and should be read in conjunction with the financial statements and notes to the financial statements included in this report, starting on page F-1.

      Summary of Balance Sheet


                                              December 31, 2003           December 31, 2004

Cash                                        $          797,176           $       1,882,297
Total current assets                                 1,827,080                   3,245,700
Total assets                                         5,077,525                   8,151,388
Total current liabilities                            2,374,670                   3,252,592
Total liabilities                                    2,394,990                   3,272,912
Retained earnings (deficit)                        (1,284,868)                 (2,060,573)
Total stockholders equity                    $       2,682,535           $       4,878,476


      The increase of total current assets at December 31, 2004, compared to the year ended December 31, 2003, was primarily the result of increases in cash, accounts receivable, other receivables and notes receivable. In addition, our total assets increased at December 31, 2004, primarily due to an increase of goodwill and advances to New Connexions. Goodwill increased $1,340,684 as a result of our acquisition of Chief Financial and Professional Consulting in January 2004. Advances to New Connexions, a related party, increased at December 31, 2004, as a result of the collaterializing of a note for $1,084,816.

      Total current liabilities and total liabilities increased at December 31, 2004 compared to the year ended December 31, 2003, primarily due to increases in accrued expenses. However, our retained deficit decreased significantly at December 31, 2004, compared to the year ended December 31, 2003.

      Summary of Balance Sheet


                                              December 31, 2004            March 31, 2005
Cash                                         $     1,882,297               $     753,044
Total current assets                               3,245,700                   2,207,117
Total assets                                       8,151,388                   8,887,246
Total current liabilities                          3,252,592                   3,683,026
Total liabilities                                  3,272,912                   3,703,346
Retained earnings (deficit)                       (2,606,573)                 (1,755,149)
Total stockholders equity                    $     4,878,476               $   5,183,900


 The decrease of total current assets at March 31, 2005 compared to the year ended December 31, 2004 was primarily the result of decreases in cash, caused by the outlay for the asset purchase with Mentoring of America and HG Marketing. Another substantial change was the increase in Notes Receivable. This was caused by a portion of the loan with New Connexions coming due this year. In addition, our total assets increased at March 31, 2005 primarily due to an increase of goodwill and advances to a related party. Goodwill increased $1,791,599 as a result of our asset purchase with Mentoring of America, a Utah limited liability company, and HG Marketing, Inc., a Nevada corporation in January 2005.

Total current liabilities and total liabilities increased at March 31, 2005 compared to the year ended December 31, 2004 primarily due to increases in accounts Payable and notes Payable. However, our retained deficit decreased significantly at March 31, 2005 compared to the year ended December 31, 2004.

      Comparison of Years Ended December 31, 2003 and 2004

      The following discussions are based on the audited consolidated financial statements of IDI Global, Internet Development Inc., idiglobal.com, and Integrated Communication Systems for the year ended December 31, 2004.

      For the year ended December 31, 2003, the audited consolidated financial statements are based on the operations of IDI Global, Internet Development Inc., and idiglobal.com. These charts and discussions summarize our consolidated financial statements for the years ended December 31, 2003 and 2004 and should be read in conjunction with the financial statements and notes to the financial statements included in this report.

      Comparison of 2003 and 2004 Fiscal Year Operations


                                                    2003                        2004
Total revenues                               $   13,328,949              $   27,718,252
Total cost of sales                               9,786,221                  19,495,873
Gross profit                                      3,542,728                   8,222,379
Total operating expenses                          3,078,705                   9,072,834
Net operating income (loss)                         464,023                    (850,455)
Total other income (expense)                        (78,465)                     56,030
Total income expense                                 84,475                     (18,720)


                                       20





Net income                                          301,083                    (775,705)
Net earnings (loss) per share                $         0.02           $           (0.05)





      Net revenues increased by200.08% from 2003 to 2004, and cost of sales increased by 199.2% from 2003 to 2004. Cost of sales was 70.3% of total revenues for 2004 to 73.4% of total revenues for 2003. As a result, our gross profit increased by 3.1% for 2004 compared to 2003.

      Total operating expenses increased 294.7% from 2002 compared to 2004 as a result of the purchase of Chief Financial and Professional Consulting in January 2004. Accordingly, we recorded net operating loss for 2004 compared to a net operating income for 2003.

      Total other income of $56,030 for the 2004 year resulted primarily from the purchase of Professional Consulting. We recorded $78,465 for the 2003 year resulted primarily from accrued interest for loans from shareholders.

      Primarily as a result of increases in general and administrative expenses we recorded a net loss for 2004 compared to a net income for 2003.


Comparison of Years Ended December 31, 2002 and 2003

The following discussions are based on the audited consolidated financial statements of IDI Global, Internet Development Inc., idiglobal.com, and Integrated Communication Systems for the year ended December 31, 2003. For the year ended December 31, 2002, the audited consolidated financial statements are based on the operations of IDI Global, Internet Development Inc., and idiglobal.com. These charts and discussions summarize our consolidated financial statements for the years ended December 31, 2002 and 2003 and should be read in conjunction with the financial statements and notes to the financial statements included in this prospectus, starting on page F-1.

      Comparison of 2002 and 2003 Fiscal Year Operations


                                                      2002                        2003
Net revenues                                    $   12,303,448               $    13,328,949
Cost of sales                                        8,475,750                     9,786,221
Gross profit                                         3,827,698                     3,542,728
Total operating expenses                             4,162,159                     3,078,705
Net operating income (loss)                           (334,461)                      464,023
Total other income (expense)                            (5,997)                      (78,465)
Total income tax expense (benefit)                     (24,389)                       84,475
Net income (loss)                                     (316,069)                      301,083
Net earnings (loss) per share                   $        (0.03)              $          0.02

Net revenues increased by 8.3% from 2002 to 2003, and cost of sales increased by 15.5% from 2003 to 2003. Cost of sales was 68.9% of total revenues for 2002 to 73.4% of total revenues for 2003. As a result, our gross profit decreased by 7.4% for 2002 compared to 2003.

Total operating expenses decreased 26.0% from 2002 compared to 2003 as a result of our efforts to reduce our monthly expenses. Accordingly, we recorded net operating income for 2003 compared to a net operating loss for 2002.

Total other expense of $78,465 for the 2003 year resulted primarily from accrued interest for loans from shareholders. We recorded a total other expense of $5,997 for 2002 which consisted primarily of interest expense from accrued interest for loans from shareholders.

Due to management's efforts to reduce our operating expenses combined with increased revenues, we recorded a net income for 2003 compared to a net loss for 2002.

                             DESCRIPTION OF BUSINESS

HISTORICAL DEVELOPMENT

IDI Global, Inc., was incorporated in the state of Nevada on August 27, 1998, as Bennion Corporation. On January 14, 2002, the corporation name was changed to IDI Global, Inc. ("IDI Global"). On January 23, 2002, IDI Global formed a wholly owned subsidiary, Internet Development, Inc., a Nevada corporation, for the purpose of completing a forward triangular merger between Internet Development and idiglobal.com, Inc. a Delaware corporation ("idiglobal.com"). Internet Development delivered approximately 7,500,000 shares of IDI Global common stock to idiglobal.com's seventeen shareholders in exchange for 100% of idiglobal.com's shares. The former idiglobal.com shareholders beneficially owned 65% of IDI Global's outstanding common stock immediately following the acquisition. This transaction was treated as a reverse acquisition with idiglobal.com being the accounting acquirer and was completed in March 2002.

On October 3, 2003, IDI Global, Inc., entered into an merger agreement whereby IDI Global agreed to acquire Integrated Communication Systems, Inc. ("Integrated Communication"), as a wholly owned subsidiary through a forward triangular merger. Integrated Communication operated as a sports advertising and marketing company. IDI Global formed a Nevada subsidiary, Sports Media International, Inc. ("Sports Media"), to facilitate the merger and Integrated Communication merged into Sports Media. IDI Global issued an aggregate of 954,600 shares of IDI Global common stock and warrants to purchase an aggregate of 378,450 shares of IDI Global common stock to the seventeen stockholders of Integrated Communication. The stockholders of Integrated Communication exchanged the 190.89 outstanding common shares of Integrated Communication they held for the IDI Global shares. The warrants to be granted in the merger transaction have an exercise price of $1.70 per share. The IDI Global shares issued in the exchange will also have piggy back registration rights for any future registration under the Securities Act of 1933 of IDI Global common stock.

On January 8, 2004, IDI Global signed an agreement to issue an aggregate of 1,000,000 common shares to acquire 100% of the 100,000 outstanding shares of Chief Financial, Inc. (Chief Financial), a Texas corporation and its subsidiary, Professional Consulting Services, Inc. (PCS), a Utah corporation. On January 16, 2004, our board of directors authorized the issuance of an aggregate of 1,000,000 common shares to acquire Chief Financial and its subsidiary, Professional Consulting. Our board of directors authorized the issuance of 250,000 shares each to Randy J. Lang and Christopher C. Matthews in exchange for 100% of the outstanding shares of Professional Consulting. Our board of directors authorized the issuance of 500,000 shares to an escrow account for the benefit of Chris Flores, the President of Chief Financial, to be issued at a later date. Mr. Flores subsequently terminated his employment, at which time, he forfeited any rights to the shares in escrow, and the shares in the escrow account were canceled.

Chief Financial, Inc. was originally acquired to provide administrative support to our sales centers, as well as trending reports, sales tracking, lead generation and new lead source opportunities, etc. Professional Consulting is a marketing company.

On January 13, 2005, IDI Global incorporated IDI Small Business, Inc. ("IDI Small Business"), as our wholly owned subsidiary in the state of Utah. On January 14, 2005, IDI Small Business acquired the tangible assets, contract rights, claims, governmental authorizations, and other property related to the call center of Mentoring of America, LLC ("Mentoring of America"), a Utah limited liability company, and HG Marketing, Inc. ("HG Marketing"), a Nevada corporation. IDI Small Business assumed certain liabilities of the sales and marketing operation of Mentoring of America, paid $1,800,000 cash to HG Marketing, granted warrants to purchase up to 2,500,000 shares of IDI Global common stock to HG Marketing, and placed 4,356,436 shares of IDI Global common stock into an escrow account, to be released from the escrow upon the call center's attaining certain performance standards.

OUR BUSINESS

      IDI Global is a holding company operating through its wholly owned subsidiaries, Internet Development, Chief Financial, IDI Small Business, and Sports Media. Internet Development offers the tools to create a web site, including a merchant account, web development services, and the web hosting services, along with coaching and consulting services. In addition, Internet Development offers an Internet/extranet platform for large and small vertical businesses with a network of affiliates. Chief Financial, Inc. was originally acquired to provide administrative support to our sales centers, as well as trending reports, sales tracking, lead generation and new lead source opportunities, etc. Sports Media sells advertising and marketing programs for media companies. IDI Small Business manages our direct Marketing operations in St. George, Utah. The business of each subsidiary is described in more detail below.

INTERNET DEVELOPMENT

Internet Development designs, develops and markets user-friendly, web-based software applications and development tools on an integrated service platform. It also provides in-house servers and management to host all of our application and control security for its customers. Internet Development's products allow both large organizations comprised of a substantial network of affiliates within specific vertical markets, as well as small stand-alone businesses, to exploit the full capabilities of the Internet as a communications, information management, marketing, and e-commerce platform. Internet Development's applications and tools enable vertical organizations to deploy, integrate, interact with, and centrally administer large networks of e-commerce enabled affiliate web sites.

Products

QuickSite Builder

QuickSite Builder is a completely browser-based, point-and-click website builder technology for the Internet. QuickSite Builder allows a user without any programming knowledge to build a functional, e-commerce enabled website in a short time. QuickSite Builder provides small businesses with access to an application service platform that is sophisticated, functional and versatile, as well as affordable. Available features include auto-responders, counters, banners, search engine site registration, online shopping mall presence, shopping cart, merchant account, secure online ordering and transaction processing, e-mail, incentive sweepstakes giveaways, and customer demographic proofing. Internet Development bundles QuickSite Builder with a business education course that is designed to help small business owners make optimal use of e-commerce and Internet Development's web technology.

QuickSite Builder is targeted at small businesses and the small office and home office entrepreneurs who wish to establish an online business presence quickly, easily, and cost-effectively. Internet Development acquires new customers through qualified third-party leads based on lists of individuals who have previously purchased business education products or services through "infomercials" or other direct sales channels.

Odyssey Billing System

Odyssey is a distributed electronic billing system. It handles both credit card and ACH electronic check transactions. Because Odyssey can authorize against multiple card processors, it can handle the needs of merchant accounts from a variety of sources. Odyssey can also perform one-time transactions, or be set to charge credit cards on a regular, recurring basis without intervention.

Odyssey's main attraction comes from its Service Oriented Architecture, which enables it to plug in to a variety of e-commerce solutions without reprogramming. Because of this architecture, Odyssey can securely integrate with third party applications running in remote data centers. This allows Odyssey to be used as the "plug in" billing system for both in-house projects and external clients.

ARRAY

      ARRAY is a website system for network marketing and direct sales companies, as well as other vertical industries, such as the insurance industry, or any organization that has a network of affiliates or members and desires communication, marketing, and/or e-commerce functionality. It is an integrated suite of web applications and business development tools that provide a customizable, database-driven virtual intranet/extranet and e-commerce solution for any vertical enterprise with a network of affiliates. ARRAY enables organizations to deploy, integrate, interact with and centrally administer a large network of e-commerce enabled affiliate websites, while maintaining a consistent, unified brand image for the organization as a whole. Using ARRAY, a network of distributed affiliate websites can be rapidly and inexpensively deployed, interconnected and e-commerce enabled. ARRAY provides the corporate parent and each affiliate with a unique, personalized, and highly functional e-commerce website. The parent company avoids having to invest heavily in the development of an entire Internet division and web-enabling technology because ARRAY is an outsourced and hosted application platform. In addition, because ARRAY is built on a flexible, scalable and customizable platform capable of integrating with other applications and services, the platform can readily accommodate any organization's custom requirements as well as new features that the organization may want to add in the future.

ARRAY is designed to provide each affiliate of the parent organization with the ability to create and maintain a unique business presence with simple point-and-click technology. At the same time, ARRAY allows the parent organization (1) to project a consistent brand on the Internet; and (2) to maintain complete umbrella control through a database-driven feature called the Administrative Office. The Administrative Office can incorporate sophisticated tools for publishing, monitoring and controlling content on affiliate websites, analyzing statistics, delivering intelligent advertising, communicating with all affiliates, and evaluating critical data. The system has the ability to interface with multiple databases to access, extract, or download information from anywhere in the world, and ties in seamlessly with genealogy databases and commission systems in place within the organization.

For the affiliate, ARRAY represents a flexible and easy-to-use productivity solution permitting initial setup and updates to a website without requiring the user to have computer programming knowledge. It provides the following features to the affiliate user:


          o Automation of administrative tasks, such as product ordering, billing, and reporting
          o    Downline management and communication
          o    Website statistical analysis
          o    Customer tracking and profiling
          o    Intelligent, targeted marketing features
          o    Personal   productivity   tools   (online   contact   management,
               calendaring, event planning)
          o E-commerce tools (shopping cart, secure payment, transaction processing, site links)
          o    Publishing of product catalogues
          o    Proprietary, sophisticated email
          o    Access to relevant database information

      ARRAY's Site Manager tool allows each distributor to administer his or her website in a unique fashion, enjoying the ability to update news and events, welcome messages, announcements, and product displays, as well as to choose among numerous professionally designed layouts and colors that are all pre-approved by the parent company and that exude the appropriate look and feel of the corporate entity. The site also contains an area that allows the distributor to post messages and communicate with his or her upline and downline.

      Markets

      ARRAY has been marketed primarily to the United States direct sales industry. Direct sales organizations stand to benefit greatly from the capabilities of the Internet, and many have taken advantage of the Array technology to effectively do so. The industry requires an affordable, integrated web-based solution that allows (1) parent corporations to interact with a vast network of independent distributors and (2) independent distributors in turn to interact with their own sponsors, downlines, recruits and customers. Additionally, these organizations must have control over the content that is delivered via the Internet by distributors, regulatory compliance, corporate image, and public relations, which ARRAY allows them to accomplish.

      The complex, hierarchal direct sales industry is ideally suited to exploiting the Internet for communications, commerce, and community. Direct sales organizations require a comprehensive web-based solution that (1) offers a professional yet quick, easy, and affordable online presence to the individual distributors (who are typically sole proprietors working out of a home office) and (2) delivers low-cost, user-friendly organizational management, distribution, marketing, communications, personal productivity, back-office, and online retail sales tools to increase productivity and sales. We believe that ARRAY satisfies the needs of this market niche.


      Distribution

      Internet Development relies on the marketing expertise and contracts of its own in-house sales force as well as third-party resellers for marketing and distribution. Internet Development has forged strategic relationships, based on revenue sharing arrangements and joint product development initiatives, with leading network marketers and clients in vertical markets. Internet Development is also working with several leading developers of specialized database programs and back office software applications for direct sales companies to integrate their products into ARRAY at a future date.

      Internet Development has focused its initial marketing efforts on the parent companies and principal lines of sponsorship of leading direct sales companies. By so doing, Internet Development is able to harness the existing internal marketing infrastructure of these organizations to promote its products down the line to millions of independent distributors. Direct sales companies are by nature efficient marketing organizations, with a revenue model predicated on the parent selling products to independent distributors, who in turn recruit and sell products to their own network of distributors.

      Internet Development's marketing strategy is to encourage this existing sales network to promote its ARRAY product to the independent distributors by establishing ARRAY not only as a cost saving measure, but also as a profit center for the parent company. Internet Development provides the full ARRAY technology in its ARRAY Express model to a new client at no cost up front for development and setup. In exchange, the new client commits to incorporate ARRAY into its monthly auto-ship package or other similar program, at a reduced cost to the end-user, or to market the product aggressively to its organization and user base. The corporate parent is paid a recurring monthly commission for each distributor who signs up for a personal website. The parent is thus encouraged to endorse and actively promote the product to the sales organization. Recurring revenues are created by providing independent affiliates with their own e-commerce-enabled web sites for a monthly hosting fee. Value-added services are offered and available to the affiliate end users for a small additional monthly fee. Also, distributors who refer the product to other distributors may be given a discount off their own monthly hosting fee.

      ARRAY has been utilized by several large direct sales companies, including such industry leaders as New Vision, Tupperware, and Avon. Independent distributors are currently using the product at an average price of $10 per month. Exclusive multi-year contracts prohibit these companies from working with another developer for the same applications. Under the terms of these agreements, upon termination of the agreement, Internet Development is entitled to remove the web technology and underlying source code for all of the applications developed for the corporation.

      Internet Development expects to introduce ARRAY to other high-growth business-to-business and business-to-customer vertical markets characterized by a network of affiliated distributors, dealers, brokers, agents, members or independent service providers. These adjacent vertical markets include the telecom, medical, real estate brokerage, insurance, healthcare and financial services industries, among many others.

      Competition

      There are now numerous other self-replicating web site development programs available on the market. ARRAY competes primarily with custom, proprietary enterprise solutions usually developed internally or outsourced to similar vendors by a prospective company. These proprietary solutions are often more expensive and difficult to implement and maintain. Internet Development's competitors include companies that provide online marketing services and develop distributed e-commerce enabled web networks with centralized administrative functions. The companies target a wide range of professional organizations, while Internet Development is more focused and specialized on specific markets, such as the direct sales industry.

      To a lesser extent, ARRAY selectively competes in certain of its specific applications with web site publishing companies, integrated business applications providers, publishers of web-authoring and content management software, and Internet infrastructure software developers.

      Internet Development maintains its competitive position because its program is easy to use and functional. Also, it has focused its efforts on rapid market penetration sold through proven reseller channels and segment-specific strategic partners to capture significant market share and create a barrier to entry. Internet Development will continue to leverage its website design expertise and applications technology developed for large enterprises to develop leading-edge web applications for small businesses and consumer markets and to bundle this technology with its expertise in business education and training to create innovative courses.

      Principal Suppliers

      IDI's software is developped in-house, and does not depend on outside supplies for any significant portions of its software offering. IDI's production servers, which provide service for customers, are co-located at a local facility ("FiberNet"). Internet connectivity and data backup rely on FiberNet and could be adversely affected by errors on FiberNet's part. Internet Development uses computer manufacturers for its hardware needs, but does not rely on a specific manufacturer.

      Major Customers

      During the year ended December 31, 2004, Internet Development did not have a customer that provided more than 10% of its revenues. During the year ended December 31, 2003, two customers generated significant hosting revenues. Tupperware Corporation accounted for nearly 44% of our total hosting revenues and Internet Service Corp. accounted for 20% of our total hosting revenues. Professional Marketing International provided leads to Internet Development for the 2003 year that generated 91% of total revenues.

      We received formal notification in February 2004 that Tupperware is proceeding on a course to develop a proprietary in-house web site solution, which resulted in a loss of income from Tupperware beginning in October, 2004. The loss of one or more significant clients who determine to not renew their ARRAY product agreements, whether to use a competitor's website system, or to develop and maintain their own system in-house, is always a potential risk or event that could have an adverse material effect on our financial condition. This type of event is beyond our control, even while making every effort to provide an industry-leading product at a price that is competitive and affordable.

      During the year ended December 31, 2003, Professional Marketing International provided leads to us that generated 91% of total revenues compared to 67% of total revenues generated by leads from Professional Marketing International for the 2002 year.

      Intellectual Property

      Internet Development has internally developed all of its own proprietary source code for its applications. To the best of our knowledge, ARRAY's corporate Administrative Office, with its umbrella control and processing capabilities, is unique to a large degree. We have exclusive agreements with each ARRAY client to provide technology for their e-commerce and individual web site needs.

      Employees

      Internet Development employs 54 full time employees. These employees are not presently covered by any collective bargaining agreement. We believe that relations with these employees are good, and we have not experienced any work stoppages.

      Chief Financial Inc.

     Chief Financial, Inc. was originally acquired to provide administrative support to our sales centers, as well as trending reports, sales tracking, lead generation and new lead source opportunities.

      M57 Media

      M57 Media provides home business education and home business opportunities through Internet home business development products. It provides training and coaching for customers seeking customized solutions and training on setting up their home-based and online businesses. M57 Media markets its products and services through Internet marketing using search engines, banners, pop ups, and email campaigns. Services are provided directly to the customer with no intermediate channel partner. M57 Media also relies on 3rd party publishers to provide email addresses for target market mailings and targeted pops.

      M57 Media's products and services help customers establish a home-based business in areas such as:

o      Real estate;
o      Recruiting;
o      Auto sales;
o      Wholesaling; and
o      Insurance sales.

      M57 Media also provides other value-added services:

o      Sales and lead generation;
o      Concept to implementation consulting;
o      Graphic design;
o      Web hosting;
o      Merchant account setup;
o      Payment processing solutions;
o      Development and optimization of e-mail campaigns; and
o      Targeted direct marketing.

      Additionally, M57 Media offers an electronic system that automates the tracking of sales and re-billing of hosting and/or membership fees. This system handles all of the recurring billing, new clients, drops, customer service, lead management, reporting, and financials. It is an Internet system that fully integrates the sales arm of a business with the billing and financial reporting arms of that business.

      M57 Media competes with many individuals and companies that direct market business opportunities on the Internet. In addition, it competes with other selling practices such as infomercials and seminars. While there are many competitors, management believes the current target market is vast and that the Internet is becoming a strong channel and a viable competitor to the more personal approaches like infomercials and seminars. However, customers acquired from seminar and infomercial channels have a higher ratio of completed deals than Internet generated leads.

      Professional Consulting Services

           Professional Consulting Services is a wholly owned subsidiary of Chief Financial. Professional Consulting sells add-on services and products to customers identified by M57 Media and other lead suppliers. These products are focused on the small office and home office marketplace and include self-replicating web site tools, single web sites, e-commerce solutions, coaching and training services for small office/home office customers.

           Sales occur through direct contact with the customer via telephone through Professional Consulting Services, located in St. George, Utah, and our sales center located in Salt Lake City, Utah. These companies compete with numerous direct sales floors that provide these kinds of services.

           The add-on services and products are primarily provided by Internet Development, including its Quicksite Builder, merchant accounts, and other education services.

      Employees

      Professional Consulting Services has approximately 66 employees. These employees are not presently covered by any collective bargaining agreement. We believe that relations with these employees are good, and we have not experienced any work stoppages.



      SPORTS MEDIA

      Sports Media is primarily engaged in the business of selling advertising and marketing programs for media companies, such as ESPN Radio Sports Marketing, which does business with major professional sports leagues, teams, and universities. Sports Media's marketing agreements include a unique provision that allows Sports Media access to exclusive team, league, retail promotion, and merchandising opportunities. The marketing aspects of a project are combined with advertising to create integrated media and marketing solutions for clients. Since Sports Media's inception, a substantial portion of its revenues has been generated through the sale of advertising and promotion to nationally recognized marketers, such as, Coca-Cola, Subway, Sony, American Express, Thomsom CE.

      Products and Services

      Sports Media brokers media and advertising promotions between large production firms, such as ESPN Radio Sports Marketing, and large advertisers and marketers. These marketing agreements allow the advertisers and marketers the use of the production and distribution resources available through the production firm. These agreements provide large marketers with one-stop shopping to create, produce and air advertising campaigns on nationally recognized media channels.

      Marketing

      The target market is twofold. First, and primarily, the national marketers are the paying customer for the air time, production services, and media. However, the affinity group, which could include the sports team, race car driver, or league, also provides a synergistic opportunity to match merchandising with advertising. Large companies such as Coca-Cola or utilize the advertising services while simultaneously creating their marketing campaign around sponsorship of an athlete, driver, or team, making a direct connection with the sports-minded consumers.

      Sports Media relies on its premier relationships with companies like ESPN Radio and does not rely on mass marketing to sell its services. Opportunities for marketing and advertising are created by relationships between the advertiser, marketer, and promoter and are reliant upon marketing relationships and programs value proposition. The experience and reputation of key employees of Sports Media enable it to address this marketplace in a unique way.

      Major Customers

      Sports Media has the only outside agency preferred marketing partnership with ESPN Radio Sports Marketing. This relationship with ESPN Radio has allowed Sports Media to penetrate the largest marketers in the nation. As of the date of this filing, Sports Media does not have any one customer that provides a significant percentage of its total revenues.

      Employees

      Sports Media has two employees, but relies on several sales consultants and other relationship partners. These employees are not presently covered by any collective bargaining agreement. We believe that relations with these employees are good, and we have not experienced any work stoppages.

      IDI SMALL BUSINESS

      IDI Small Business recently acquired HG Marketing and the assets of Mentoring of America's call center. We intend to consolidate the operations of Professional Consulting and HG Marketing under IDI Small Business. Professional Marketing and HG Marketing operate in St. George, Utah. These companies sell add-on services and products to customers identified by our lead suppliers. These products are focused on the small office and home office marketplace and include self-replicating web site tools, single web sites, e-commerce solutions, coaching, educational seminars, and training services for small office and home office customers. Sales occur through direct contact with the customer by telephone. These companies compete with numerous direct sales floors that provide these kinds of services.

           The add-on services and products are primarily provided by Internet Development, including its ARRAY, Quicksite Builder, merchant accounts, and other education services.

      Employees

      IDI Small Business has 175 employees. These employees are not presently covered by any collective bargaining agreement. We believe that relations with these employees are good, and we have not experienced any work stoppages.

      Recent Developments

      Term Credit Agreement

      IDI Global entered into a Term Credit Agreement (the "Credit Agreement"), dated December 24, 2004, with Hong Kong League Central Credit Union, a Hong Kong corporation, and SBI Advisors, LLC ("SBI Advisors"), a California limited liability company. Under the Credit Agreement, we received a term loan in the principal amount of $1,750,000, with interest of 2.0% per month. The loan was evidenced by a term note, dated December 24, 2004, with a maturity date of May 24, 2005; however, we can elect to extend the term of repayment to November 23, 2005, if we provide written notice of our intent to extend and we pay an extension fee of 5% of the then-outstanding principal balance.

      We will make payments due under the Credit Agreement to SBI Advisors, as agent for Hong Kong Credit Union. SBI Advisors has the authority to make any decision, take action, and give consent or waiver under the Credit Agreement. However, any amendment, modification or termination of the Credit Agreement requires written approval from Hong Kong Credit Union.

      The Credit Agreement required that upon closing we grant to SBI Advisors a warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share. The warrant has a term beginning on December 24, 2004, and ending four years from the effective date of the registration statement covering the resale of the underlying shares of the warrant. The warrant may be exercised through a cashless exercise adjusted for the market price five days prior to the cashless exercise date, as outlined in the warrant. The exercise price and the number of shares issued upon exercise of the warrant shall be adjusted for stock splits, stock dividends or recapitalization. If we issue common stock for consideration less than $0.70 per share, then the exercise price and/or amount of shares may be adjusted to be equivalent to that price per share. However, warrants issued prior to the date of this Agreements may be exercised, or we may grant stock options as compensation for employees, consultants or director, without triggering an adjustment to this warrant. The holder of the warrant will have the right to notice and the right to acquire and receive common stock in the case of any consolidation, merger or sale, and any distribution of assets. The warrant may be assigned by the warrant holder. We must satisfy any blue sky registration or qualification for the shares underlying the warrant.

      So long as amounts are outstanding under the Credit Agreement, we may complete a one-time debt financing transaction with Hong Kong Credit Union in the amount of $400,000, with 8% interest. Hong Kong Credit Union will have the right to convert this debt into shares of common stock at a conversion rate of $0.70 per share. Any conversion of this debt into common stock is subject to adjustment for stock splits, stock dividends, and recapitalization, and the underlying shares will have piggy-back registration rights.

      Additional terms of the Credit Agreement are as follows:

     o We may prepay the note at any time prior to the maturity date without penalty.

     o We may not use any proceeds from the loan to acquire any security registered pursuant to Section 12 of the Exchange Act.

     o We may not enter into any transaction including the purchase, sale or exchange of property or the rendering of any services with an affiliate who beneficially owns, directly or indirectly, 20% or more of our outstanding common stock.

     o We may not assign our rights and obligations without the written consent of SBI Advisors or Hong Kong Central Credit Union. However, they have the right to assign their rights and obligations without our consent or approval.

     o All parties waived the right to a trial by jury for any cause of action arising from the Credit Agreement.

     o We are obligated to pay the costs and other expenses related to the Credit Agreement and Securities Purchase Agreement, discussed below, and pay the costs of any transactions related to those agreements.

      In the event we default on the Credit Agreement, the default interest increases to a rate of 2.5% and the note is due and payable in full, without demand. Default events include:

          o    failure to pay the note when due;
          o    breach of any covenant in the credit agreement;
          o    default  under  the  Securities   Purchase   Agreement  with  SBI
               Brightline X LLC or the termination of that agreement;
          o creation of a lien upon our property or a governmental tax or a judgment lien is placed on our property;
          o    insolvency or dissolution; or
          o    a levy or writ of attachment or garnishment is issued against us.


      Securities Purchase Agreement

      In connection with our entering into the Credit Agreement, we also entered into a Securities Purchase Agreement (the Purchase Agreement), dated December 24, 2004, with SBI Brightline X LLC (SBI Brightline), a newly formed Delaware limited liability company located in Newport Beach, California. SBI Brightline agreed to purchase up to 3,428,570 shares of IDI Global common stock at $0.70 per share. SBI Brightline agreed to purchase the common stock in eighteen separate 200,000-share tranches at $140,000 each at any time commencing on the date the registration statement covering the resale of the shares is declared effective. We agreed with SBI Brightline that we will not put the tranches to SBI Brightline unless the market price for our common stock is in excess of $0.70 per share at the time of a put.

      Pursuant to the terms of the Purchase Agreement, we also granted to SBI Brightline a warrant to purchase an aggregate of 571,429 shares of common stock at $0.70 per share. This warrant was exercisable on the date of grant and expires four years after the effective date of a registration statement covering the resale of the underlying shares. This warrant has similar terms and conditions related to antidilution protection, cashless exercise, blue sky registration or qualification and registration rights as the warrant granted to SBI Advisors, discussed above.

      Pursuant to the terms of the Purchase Agreement we granted an additional warrant to purchase 571,429 shares of common stock to SBI Brightline at $0.70 per share. This warrant shall be exercisable from and after the earlier of the date 60 days after the first to occur of (i) the closing of the ninth tranche for the sale of 200,000 shares or (ii) termination by IDI Global of the Purchase Agreement and it expires four years after the effective date of a registration statement covering the resale of underlying shares. However, the exercise period will not begin if the holder is deemed to be a beneficial owner of 9.8% of our outstanding common stock. In that event, the exercise period will begin again after the holder is no longer a beneficial owner of 9.8% of our outstanding common stock. This warrant has similar terms and conditions related to anti-dilution protection, cashless exercise, blue sky registration or qualification and registration rights as the warrant granted to SBI Advisors, discussed above.

      Additional terms of the Securities Purchase Agreement are as follows:

     o We may elect to sell a tranche every five business day period by providing written notice to SBI Brightline and SBI Brightline is obligated to purchase each tranche.

     o We must sell the entire 200,000 shares of each tranche, we must sell the tranches in order and the first and second tranche may be sold simultaneously to SBI Brightline.

     o The number of shares and the purchase price must be adjusted for stock splits or stock dividends.

     o We must pay a fee to SBI USA equal to 10% of the gross proceeds of the first $1.75 million, then pay a fee of 5% for each additional tranche purchase price.

     o We must use 100% of the proceeds from the first and second tranche to repay the Credit Agreement, discussed above. After the second tranche we must use one-half of each tranche's proceeds to repay the Credit Agreement. Also, we must use one-half of the proceeds from the exercise of warrants granted under the Purchase Agreement to repay the Credit Agreement.

     o Until our obligations are satisfied under the Purchase Agreement and the Credit Agreement, we must permit SBI Brightline to have one non-voting representative attend and observe each meeting of our board of directors, and we must pay the expenses of the representative to attend the meeting.

     o We shall use our reasonable commercial efforts to cause a nominee, if any, selected by SBI Brightline to be appointed to our board of directors.

     o If SBI Brightline has not assigned the right to purchase the shares, it may reject a tranche if after the purchase it and its affiliates would exceed 9.8% of our outstanding common stock.

     o If SBI Brightline has assigned the right to purchase the shares, then the assignee and its affiliates may reject the purchase if after the purchase he/she/it would own 4.9% of our outstanding common stock.

     o SBI Brightline has agreed to comply with all federal and state securities laws, comply with Regulation M, and for a period of 18 months will not carry a short position or participate in short selling activities in our common stock.

     o The Purchase Agreement may be terminated by the parties if either defaults under its terms or the representations and warranties provided in the agreement are not true and correct.

     o SBI Brightline agreed to indemnify IDI Global if there were any material inaccuracies in its representations and arranties in the agreement or failure to comply with covenants and agreements

     o    SBI Brightline may terminate the agreement in the event:

          o we issue common stock or stock equivalents not already obligated at the time of the agreement at a purchase price less than $0.70 per share without prior approval;
          o    we pay a dividend without prior approval;
          o    we default in performance of a material covenant or agreement;
          o    we default under the Credit Agreement;
          o closing of final tranche is not completed on or before May 24, 2006;
          o we issue shares for less than the exercise price without approval; or
          o    IDI has repaid the term Credit Agreement.

      Registration Rights Agreement

      As part of the Credit Agreement and Securities Purchase Agreement, we entered into a Registration Rights Agreement, dated December 24, 2004, with SBI Advisors and SBI Brightline. We agreed to register for resale the 525,000 shares of common stock underlying the warrant granted to SBI Advisors, the 3,428,570 shares to be put to SBI Brightline and the 1,142,858 shares to be issued upon exercise of the warrants granted to SBI Brightline. We also agreed to register the resale of the 250,000 shares underlying the warrants issued to SBI USA. We will pay the costs and expense of the registration of the shares and must reimburse the Selling Stockholders up to a maximum of $10,000 for reasonable expenses related to the preparation, execution and filing of any documents required by the Exchange Act as a result of these transactions.

      We agreed to file a registration statement with the SEC no later then 30 days following the date of the Registration Rights Agreement, which was January 23, 2005. We are negotiating with SBI Brightline and SBI Advisors to extend that date. We are obligated to use reasonable efforts to cause the registration statement to be declared effective as soon as practicable, but not later than April 1, 2005. If we fail to have the registration statement declared effective by the April 1, 2005, then we must issue additional shares of common stock and grant warrants to purchase additional shares equal to 1% of the number each Selling Stockholder is entitled to under the agreements every 30 days after that date. We are negotiating a new deadline for effectiveness.

      Additional terms of the Registration Rights Agreement are as follows:

     o We agreed to prepare and file amendments and supplements to maintain effectiveness of the registration statement until

          o    all the registered shares have been disposed,

          o all the registered shares may be sold under Rule 144 without volume limitation, or

          o all the registered shares may be sold without restriction under the Securities Act.

     o We agreed to take lawful action to ensure that the registration statement and related prospectus, at the time of effectiveness and during the registration period, does not contain an untrue statement of material fact or omit to state a material fact required to be stated or necessary to make the statements not misleading.

     o We are not obligated to file a post-effective amendment or supplement to the registration statement or prospectus during a black out event. A black out event will be determined in good faith by our chief executive officer and board of directors. However, without the written consent of the Selling Stockholders, the black out period can not exceed 60 days.

     o We must register and qualify the registered shares under "blue sky" laws of any jurisdiction that a majority-in-interest of the Selling Stockholders request.

     o The Selling Stockholders shall immediately discontinue the sale of shares if we discover a material misstatement or omission of fact.

     o In case of a underwritten offering, the Selling Stockholders shall agree to publicly sell shares.

      We have agreed to indemnify the Selling Stockholders from and against damages or liabilities arising out of or based on an untrue statement in the registration statement or omission to state a material fact necessary to make the statements not misleading. However, we are not liable for indemnification if the Selling Stockholder provided written information to us for preparation of the registration statement which contained a misstatement of fact or failed to state a material fact. Additionally, we are not liable for indemnification if the Selling Stockholder received notice of, but used an outdated or defective prospectus.

      The Selling Stockholders and underwriter, if any, have agreed to indemnify the company, its directors and officers damages or liabilities arising out of or based on an untrue statement in the registration statement or omission to state a material fact necessary to make the statements not misleading provided in writing to the company by the Selling Stockholder or underwriter. However, the Selling Stockholder or underwriter is liable only for the net proceeds paid to the Selling Stockholder and underwriter and is not liable for legal or other expense related to the investigation or defense of the action.

      SBI USA Letter Agreement

      On January 14, 2005, we granted a warrant to purchase 250,000 shares to SBI USA LLC (SBI USA) in consideration for SBI Advisors and SBI Brightline not exercising their legal right to re-price the Term Credit Agreement and Securities Purchase Agreement when we agreed to sell additional shares and warrants under an Asset Purchase Agreement, dated January 14, 2005, between IDI Global and IDI Small Business, on the one hand, and Mentoring of America, LLC and HG Marketing, Inc., on the other hand. This warrant may be exercised at $0.70 per share for a period of four years commencing on January 14, 2007. We are required to register the resale of the common stock underlying the warrant pursuant to the Registration Rights Agreement described above.


REPORTS TO SECURITY HOLDERS

We are required to comply with the reporting requirements of Section 12(g) of the Exchange Act and must file annual, quarterly, and other periodic reports with the SEC, as well as proxy and information statements. The public may read and copy any materials we file with the SEC, including copies of this registration statement at the SEC's Public Reference

Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. We are an electronic filer and copies of our periodic reports and other information filed with the SEC should be available through the Internet by using the SEC's EDGAR database which may be found at http://www.sec.gov. We also have an Internet web site at www.idiglobal.com.


                                    PROPERTY

Our operations are headquartered in a 12,685 square foot facility located in the Stratford Park business complex in Orem, Utah. Internet Development entered into a lease agreement with Stratford Park, L.C on July 7, 2002. The lease provides for a five year term, which commenced on September 1, 2000, and expires on August 30, 2005, and requires a monthly rent of approximately $14,635. The lease may be terminated by the landlord in the case of damage or destruction of the property by fire, subject to listed conditions in the lease, with written notice within 30 days of the casualty. The lease also may be terminated by the landlord if we fail to pay rent, made a material false statement in connection with the negotiation of the lease, abandon or vacate the property, fail to abide by the terms and covenants of the lease, or if we declare bankruptcy.

Our subsidiaries also lease office space in Ft. Worth, Texas, St. George, Utah and Salt Lake City, Utah. We also lease our headquarters offices in Orem, Utah.

                                LEGAL PROCEEDINGS

      In March 2005, two former employees, Ryan Romero and Jeremy Hall, filed suit against IDI Global in the 4th Judicial District Court, Provo Department, State of Utah (Civil No. 050400572). The suit alleges that Romero and Hall are entitled to options that were allegedly promised to them in connection with the termination of their employment. Our answer is due on or before April 6, 2005. We deny these allegations, and intend to defend vigorously against this suit.

      On June 24, 2004, Independent Marketing, Inc. filed a lawsuit in the Third District Court for Salt Lake County, State of Utah, against Internet Development, Inc. The allegations in the suit relate to the alleged hiring of three employees who were bound by a non-competition agreement with Independent Marketing, Inc. However, we believe the three employees were not hired by Internet Development, Inc., and intend to vigorously defend this suit.

      On April 1, 2004 Ascendiant Capital Group, LLC, filed a complaint against IDI Global in the Superior Court of the State of California for the County of Orange - Central Justice Center. The complaint alleges that IDI Global breached a consulting agreement with Ascendiant Capital Group, and that Ascendiant Capital Group is entitled to damages in excess of $25,000. We intend to defend against the claims, and on May 11, 2004, we filed a cross-complaint alleging breach of contract by Ascendiant Capital Group. This case has been stayed pending the outcome of the Mercator litigation discussed below.

      On March 12, 2004 Mercator Momentum Fund, L.P. and Mercator Momemtum Fund III, both California limited partnerships, and Mercator Advisory Group, L.L.C., a California limited liability company, filed a complaint against IDI Global, Inc. in the Superior Court of the State of California for the County of Los Angeles. The complaint alleges that IDI Global breached a Securities Purchase Agreement by refusing to accept $3,500,000 in consideration for promissory notes in the amount $3,500,000 with 3.5% interest, warrants to purchase 1,312,500 shares of IDI Global common stock at an exercise price of $1.20, a $175,000 due diligence fee, and failure to register the shares of common stock. We intend to defend against the claims, but due to the fact that we were recently served with the complaint, we have not identified all defenses we may have to these claims.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors, their respective ages, positions and biographical information are presented below. Our bylaws provide for two directors to serve until the next shareholder annual meeting or until succeeded by another qualified director. Our executive officers are chosen by our board of directors and serve at its discretion. There are no existing family relationships between or among any of our executive officers or directors.

           Name                 Age  Position Held                        Director Since
           -----------------   ----  -----------------------------------  --------------
           Kevin R. Griffith    49   President, CEO, Secretary/Treasurer  January 16, 2002
                                     Chairman of the Board
           Michael T. Morley    46   Director                             May 18, 2004

Kevin Griffith - Starting in March 1999, Mr. Griffith served as Executive Vice-President of Internet Development, Inc., Utah corporation, and he later became President and Director of that company. He was appointed as a Director, Chief Executive Officer, Secretary/Treasurer of IDI Global in January 2002. In May 2004 he was appointed as President of IDI Global and Chairman of the Board. From December 2000 to December 2002, he served as Chief Executive Officer of Worldwide Financial Holdings, Inc. He has over twenty years of experience in sales and marketing, finance and corporate management. Mr. Griffith received a bachelors degree in communications, magna cum laude, from Brigham Young University.

Michael T. Morley - On May 18, 2004, Mr. Morley was appointed as a Director. Mr. Morley is the owner of M-13 Construction, a commercial construction company. He has been involved in the construction business for over 25 years. He serves as a Representative in the Utah State Legislature.


EXECUTIVE COMPENSATION

The following table shows the compensation paid to our named executive officer in all capacities during the past three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                                         Long Term
                                                      Annual Compensation                              Compensation
                                                                                                          Awards

                                                                                Other annual            Securities
   Name and principal                    Salary              Bonus              compensation            underlying
        position           Year            ($)                ($)                   ($)              Options/SARs (#)
---------------------  ---------      ---------------     -------------      -----------------      -------------------
Kevin Griffith           2004         $   150,000         $  27,000          $       51,096 (1)                  0
President, CEO,          2003              87,500                 0                   3,096 (2)                  0
Sec./Treas.              2002             156,000 (3)        62,000 (4)              37,000 (5)          3,000,000 (6)

     (1)  Represents   commissions  of  $48,000  and  $3,096   payments  for  an
          automobile provided by the company.

     (2)  Represents payments for car provided by the company.

     (3)  Represents salary paid of $7,500 and accrued salary of $148,500.

     (4)  Represents accrued bonus.

     (5) Represents $35,000 signing bonus and automobile provided by the company.

     (6)  Represents options to buy common stock recognized by IDI Global.

      Compensation of Directors

We do not have any standard arrangement for compensation of our directors for any services provided as director, including services for committee participation or for special assignments.

      Employment Contracts

In April 1, 2002 Internet Development, Inc., entered into an employment agreement with Kevin R. Griffith. The agreement provided for a signing bonus of $35,000 payable upon the completion of six months employment. Mr. Griffith is entitled to receive an annual salary of $150,000, commissions of at least $2,000 per month up, to $4,000 per month, and he is entitled to stock options and an incentive bonus of $27,000 based upon criteria established by our board of directors. If Internet Development terminates Mr. Griffith's employment, with or without cause, then he is entitled to receive full compensation for a period of four months. If he terminates his employment, then he is not entitled to any severance compensation.



                          CERTAIN RELATED TRANSACTIONS

The following information summarizes transactions exceeding $60,000 we have either engaged in during the last two years, or propose to engage in, involving our executive officers, directors, greater than 5% stockholders, or immediate family members of these persons.

In January 2004, IDI Global entered into an acquisition agreement with Chief Financial, Inc. Chris Flores, an employee of Internet Development, is the President of Chief Financial. IDI Global issued 1,000,000 common shares valued at approximately $1,500,000 in exchange for 100% of the Chief Financial outstanding common stock of Chief Financial and Professional Consulting Services, its wholly owned subsidiary.

During 2003, Kevin R. Griffith, our CEO, loaned $35,000 to IDI Global and he received $102,193 in 2002 as principal payment on a note payable. This note is to be combined with deferred compensation of $98,542 to total $133,011. Also, during 2002, we exchanged 4,385,000 shares of common stock to satisfy a $300,000 note payable to Mr. Griffith.

In January 2003, IDI Global sold the marketing rights for a business marketing model valued at $151,200 to New Connexions, Inc., for a 10% ownership interest in that company. The brother of Steven R. Comer, our former President and director, is an officer and director of New Connexions. During 2003, we agreed to fund the development of New Connexions' business and we advanced funds of $953,038 to New Connexions for this development. The advance is non-interest bearing and is expected to be recouped over the next four to five years. We have received revenues from sources developed by New Connexions, but have not received any payments on the advance. We also have an option to purchase the remaining 90% interest in New Connexions.

Our CEO, Kevin R. Griffith, holds a secured convertible promissory note, dated April 16, 2001, related to an obligation of idiglobal.com to repay $300,000 provided to Worldwide Financial Holdings, Inc. by Mr.Griffith in anticipation of a merger with idiglobal.com. Worldwide Financial Holdings, Inc., loaned the $300,000 to idiglobal.com as part of an expected merger and when the parties agreed to terminate the merger, idiglobal.com agreed to assume this obligation. The promissory note carries 12% interest and, in addition to the principal and interest, Mr.Griffith will also receive a loan origination fee of $9,000. This note is in default. The note may be converted by the holder into shares of common stock at a conversion price of $0.20 per share. If the note is converted into common stock, then the holder has the right to have those shares registered under any registration statement we file under the Securities Act of 1933.

                             PRINCIPAL STOCKHOLDERS

The following table lists the beneficial ownership of our common stock by our management. We are unaware of any person or group that beneficially owns more than 5% of our outstanding common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 19,011,174 outstanding shares as of January 18, 2005, and any shares that each of the following persons may acquire within 60 days by the exercise of warrants and/or options.


                                   MANAGEMENT

Name and Address of      Number of Shares
Beneficial Owners        Common Stock         Percentage of Class

Kevin R. Griffith        4,000,000 (1)             20.0%
462 East 800 North
Orem, Utah 84097

Michael T. Morley                0                    0%
462 East 800 North
Orem, Utah 84097



     (1) Represents 3,000,000 shares and options to purchase 1,000,000 shares exercisable within the next 60 days.

                           DESCRIPTION OF COMMON STOCK

We are authorized to issue 50,000,000 shares of common stock, par value $.001, of which 19,011,174 shares were issued and outstanding as of January 18, 2005. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder (i) to one non- cumulative vote for each share held of record on all matters submitted to a vote of the stockholders, (ii) to participate equally and to receive any dividends as may be declared by the Board of Directors out of funds legally available; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the company. Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities. As noted above, we have not paid any dividends to date and presently do not intend to pay dividends on our common stock.

                              SELLING STOCKHOLDERS

The Selling Stockholders are SBI Advisors, SBI Brightline, and SBI USA. The following table identifies the relationship of the Selling Stockholders to IDI Global during the past three years. The table also lists the number of shares of common stock owned by each Selling Stockholder prior to the offering, the estimated number of shares to be offered for the Selling Stockholder's account and the estimated number of shares and percentage of outstanding shares to be owned by each Selling Stockholder after the completion of the offering. The information as to ownership prior to the offering has been provided by the Selling Stockholders; however, the Selling Stockholders may have sold, transferred or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act since the date of on which they provided the information.

Since the Selling Stockholders may sell all, a portion, or none of their shares from time to time, no firm estimate can be made of the aggregate number of shares that will be owned by each Selling Stockholder upon completion of the offering. Accordingly, the ownership amount and percentage after the offering assumes the sale of all of the registered shares by the Selling Stockholders.

As used in this prospectus "Selling Stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received form the named Selling Stockholders as a gift, pledge, distribution or other non-sale related transfer.


                                                                                        Estimated securities
                                                     Securities        Number of             owned after
                                                    owned prior       shares being            offering
Name and relationship                               to offering        registered          Shares Percent
-----------------------------------------      --------------------- ------------------ --------- -----------
SBI Brightline X LLC                                  4,571,428 (1)        4,571,428      0              0
Investor
SBI Advisors, LLC                                       525,000 (2)          525,000      0              0
Agent for Hong Kong Central Credit Union
SBI USA                                                 250,000 (3)          250,000      0              0
Agent for SBI Brightline

                                           Total      5,346,428            5,346,428      0              0

(1) Consisting of 3,428,570 shares issuable to SBI Brightline in connection with the Purchase Agreement and 1,142,858 shares issuable upon exercise of warrants issued to SBI Brightline in connection with the Purchase Agreement. There can be no guarantee that SBI Brightline will exercise the warrants or sell any of the shares of our common stock issued upon exercise of the warrants or in connection with the Purchase Agreement. SBI Brightline is an entity controlled by Shelly Signhall.

(2) Consists of shares underlying warrants. There can be no guarantee that SBI Advisors will exercise the warrants or sell any of the shares issued to it upon such exercise. SBI Advisors is an entity controlled by Shelly Singhall.

(3) Consists of shares underlying warrants. There can be no guarantee that SBI USA will exercise the warrants or sell any of the shares issued to it upon such exercise. SBI USA is an entity controlled by Shelly Signhall.


TRANSACTIONS RELATED TO THE SELLING STOCKHOLDERS

Term Credit Agreement

IDI Global entered into a Term Credit Agreement (the "Credit Agreement"), dated December 24, 2004, with Hong Kong League Central Credit Union, a Hong Kong corporation, and SBI Advisors, LLC ("SBI Advisors"), a California limited liability company. Under the Credit Agreement, we received a term loan in the principal amount of $1,750,000, with interest of 2.0% per month. The loan was evidenced by a term note, dated December 24, 2004, with a maturity date of May 24, 2005; however, we can elect to extend the term of repayment to November 23, 2005, if we provide written notice of our intent to extend and we pay an extension fee of 5% of the then-outstanding principal balance.

We will make payments due under the Credit Agreement to SBI Advisors, as agent for Hong Kong Credit Union. SBI Advisors has the authority to make any decision, take action, and give consent or waiver under the Credit Agreement. However, any amendment, modification or termination of the Credit Agreement requires written approval from Hong Kong Credit Union.

The Credit Agreement required that upon closing we grant to SBI Advisors a warrant to purchase 525,000 shares of common stock at an exercise price of $0.70 per share. The warrant has a term beginning on December 24, 2004, and ending four years from the effective date of the registration statement covering the resale of the underlying shares of the warrant. The warrant may be exercised through a "cashless exercise" adjusted for the market price five days prior to the cashless exercise date, as outlined in the warrant. The exercise price and the number of shares issued upon exercise of the warrant shall be adjusted for stock splits, stock dividends or recapitalization. If we issue common stock for consideration less than $0.70 per share, then the exercise price and/or amount of shares may be adjusted to be equivalent to that price per share. However, warrants issued prior to the date of this Agreements may be exercised, or we may grant stock options as compensation for employees, consultants or director, without triggering an adjustment to this warrant. The holder of the warrant will have the right to notice and the right to acquire and receive common stock in the case of any consolidation, merger or sale, and any distribution of assets. The warrant may be assigned by the warrant holder. We must satisfy any blue sky registration or qualification for the shares underlying the warrant.

So long as amounts are outstanding under the Credit Agreement, we may complete a one-time debt financing transaction with Hong Kong Credit Union in the amount of $400,000, with 8% interest. Hong Kong Credit Union will have the right to convert this debt into shares of common stock at a conversion rate of $0.70 per share. Any conversion of this debt into common stock is subject to adjustment for stock splits, stock dividends, and recapitalization, and the underlying shares will have "piggy back" registration rights.

Additional terms of the Credit Agreement are as follows:

     o We may prepay the note at any time prior to the maturity date without penalty.

     o We may not use any proceeds from the loan to acquire any security registered pursuant to Section 12 of the Exchange Act.

     o We may not enter into any transaction including the purchase, sale or exchange of property or the rendering of any services with an affiliate who beneficially owns, directly or indirectly, 20% or more of our outstanding common stock.

     o We may not assign our rights and obligations without the written consent of SBI Advisors or Hong Kong Central Credit Union. However, they have the right to assign their rights and obligations without our consent or approval.

     o All parties waived the right to a trial by jury for any cause of action arising from the Credit Agreement.

     o We are obligated to pay the costs and other expenses related to the Credit Agreement and Securities Purchase Agreement, discussed below, and pay the costs of any transactions related to those agreements.

In the event we default on the Credit Agreement, the default interest increases to a rate of 2.5% and the note is due and payable in full, without demand. Default events include:

     o    failure to pay the note when due;
     o    breach of any covenant in the credit agreement;
     o default under the Securities Purchase Agreement with SBI Brightline X LLC or the termination of that agreement;
     o creation of a lien upon our property or a governmental tax or a judgment lien is placed on our property;

     o    insolvency or dissolution; or
     o    a levy or writ of attachment or garnishment is issued against us.

Securities Purchase Agreement

In connection with our entering into the Credit Agreement, we also entered into a Securities Purchase Agreement (the "Purchase Agreement'), dated December 24, 2004, with SBI Brightline X LLC ("SBI Brightline"), a newly formed Delaware limited liability company located in Newport Beach, California. SBI Brightline agreed to purchase up to 3,428,570 shares of IDI Global common stock at $0.70 per share. SBI Brightline agreed to purchase the common stock in eighteen separate 200,000-share tranches at $140,000 each at any time commencing on the date the registration statement covering the resale of the shares is declared effective. We agreed with SBI Brightline that we will not put the tranches to SBI Brightline unless the market price for our common stock is in excess of $0.70 per share at the time of a put.

Pursuant to the terms of the Purchase Agreement, we also granted to SBI Brightline a warrant to purchase an aggregate of 571,429 shares of common stock at $0.70 per share. This warrant was exercisable on the date of grant and expires four years after the effective date of a registration statement covering the resale of the underlying shares. This warrant has similar terms and conditions related to antidilution protection, cashless exercise, blue sky registration or qualification and registration rights as the warrant granted to SBI Advisors, discussed above.

Pursuant to the terms of the Purchase Agreement we granted an additional warrant to purchase 571,429 shares of common stock to SBI Brightline at $0.70 per share. This warrant shall be exercisable from and after the earlier of the date 60 days after the first to occur of (i) the closing of the ninth tranche for the sale of 200,000 shares or (ii) termination by IDI Global of the Purchase Agreement and it expires four years after the effective date of a registration statement covering the resale of underlying shares. However, the exercise period will not begin if the holder is deemed to be a beneficial owner of 9.8% of our outstanding common stock. In that event, the exercise period will begin again after the holder is no longer a beneficial owner of 9.8% of our outstanding common stock. This warrant has similar terms and conditions related to antidilution protection, cashless exercise, blue sky registration or qualification and registration rights as the warrant granted to SBI Advisors, discussed above.

Additional terms of the Securities Purchase Agreement are as follows:

     o We may elect to sell a tranche every five business day period by providing written notice to SBI Brightline and SBI Brightline is obligated to purchase each tranche.

     o We must sell the entire 200,000 shares of each tranche, we must sell the tranches in order and the first and second tranche may be sold simultaneously to SBI Brightline.

     o The number of shares and the purchase price must be adjusted for stock splits or stock dividends.

     o We must pay a fee to SBI USA equal to 10% of the gross proceeds of the first $1.75 million, then pay a fee of 5% for each additional tranche purchase price.

     o We must use 100% of the proceeds from the first and second tranche to repay the Credit Agreement, discussed above. After the second tranche we must use one-half of the proceeds of each tranche to repay the Credit Agreement. Also, we must use one-half of the proceeds from the exercise of warrants granted under the Purchase Agreement to repay the Credit Agreement.

     o Until our obligations are satisfied under the Purchase Agreement and the Credit Agreement, we must permit SBI Brightline to have one non-voting representative attend and observe each meeting of our board of directors, and we must pay the expenses of the representative to attend the meeting.

     o We shall use our reasonable commercial efforts to cause a nominee, if any, selected by SBI Brightline to be appointed to our board of directors.

     o If SBI Brightline has not assigned the right to purchase the shares, it may reject a tranche if after the purchase it and its affiliates would exceed 9.8% of our outstanding common stock.

     o If SBI Brightline has assigned the right to purchase the shares, then the assignee and its affiliates may reject the purchase if after the purchase he/she/it would own 4.9% of our outstanding common stock.

     o SBI Brightline has agreed to comply with all federal and state securities laws, comply with Regulation M, and for a period of 18 months will not carry a short position or participate in short selling activities in our common stock.

     o The Purchase Agreement may be terminated by the parties if either defaults under its terms or the representations and warranties provided in the agreement are not true and correct.

     o SBI Brightline agreed to indemnify IDI Global if there were any material inaccuracies in its representations and warranties in the agreement or failure to comply with covenants and agreements

     o    SBI Brightline may terminate the agreement in the event:

          o we issue common stock or stock equivalents not already obligated at the time of the agreement at a purchase price less than $0.70 per share without prior approval;

          o    we pay a dividend without prior approval;

          o    we default in performance of a material covenant or agreement;

          o    we default under the Credit Agreement;

          o closing of final tranche is not completed on or before May 24, 2006;

          o we issue shares for less than the exercise price without approval; or

          o    IDI has repaid the term Credit Agreement.

Registration Rights Agreement

As part of the Credit Agreement and Securities Purchase Agreement, we entered into a Registration Rights Agreement, dated December 24, 2004, with SBI Advisors and SBI Brightline. We agreed to register for resale the 525,000 shares of common stock underlying the warrant granted to SBI Advisors, the 3,428,570 shares to be put to SBI Brightline and the 1,142,858 shares to be issued upon exercise of the warrants granted to SBI Brightline. We also agreed to register the resale of the 250,000 shares underlying the warrants issued to SBI USA. We will pay the costs and expense of the registration of the shares and must reimburse the Selling Stockholders up to a maximum of $10,000 for reasonable expenses related to the preparation, execution and filing of any documents required by the Exchange Act as a result of these transactions.

We agreed to file a registration statement with the SEC no later then 30 days following the date of the Registration Rights Agreement, which is January 23, 2005. We obtained from SBI Brightline and SBI Advisors an extension of time to file the registration statement. We are obligated to use reasonable efforts to cause the registration statement to be declared effective as soon as practicable.

Additional terms of the Registration Rights Agreement are as follows:

     o We agreed to prepare and file amendments and supplements to maintain effectiveness of the registration statement until

          o    all the registered shares have been disposed,

          o all the registered shares may be sold under Rule 144 without volume limitation, or

          o all the registered shares may be sold without restriction under the Securities Act.

     o We agreed to take lawful action to ensure that the registration statement and related prospectus, at the time of effectiveness and during the registration period, does not contain an untrue statement of material fact or omit to state a material fact required to be stated or necessary to make the statements not misleading.

     o We are not obligated to file a post-effective amendment or supplement to the registration statement or prospectus during a black out event. A black out event will be determined in good faith by our chief executive officer and board of directors. However, without the written consent of the Selling Stockholders, the black out period can not exceed 60 days.

     o We must register and qualify the registered shares under "blue sky" laws of any jurisdiction that a majority- in-interest of the Selling Stockholders request.

     o The Selling Stockholders shall immediately discontinue the sale of shares if we discover a material misstatement or omission of fact.

     o In case of a underwritten offering, the Selling Stockholders shall agree to publicly sell shares.

We have agreed to indemnify the Selling Stockholders from and against damages or liabilities arising out of or based on an untrue statement in the registration statement or omission to state a material fact necessary to make the statements not misleading. However, we are not liable for indemnification if the Selling Stockholder provided written information to us for preparation of the registration statement which contained a misstatement of fact or failed to state a material fact. Additionally, we are not liable for indemnification if the Selling Stockholder received notice of, but used an outdated or defective prospectus.

The Selling Stockholders and underwriter, if any, have agreed to indemnify the company, its directors and officers damages or liabilities arising out of or based on an untrue statement in the registration statement or omission to state a material fact necessary to make the statements not misleading provided in writing to the company by the Selling Stockholder or underwriter. However, the Selling Stockholder or underwriter is liable only for the net proceeds paid to the Selling Stockholder and underwriter and is not liable for legal or other expense related to the investigation or defense of the action.

SBI USA Letter Agreement

On January 14, 2005, we granted a warrant to purchase 250,000 shares to SBI USA LLC ("SBI USA") in consideration for SBI Advisors and SBI Brightline not exercising their legal right to reprice the Term Credit Agreement and Securities Purchase Agreement when we agreed to sell additional shares and warrants under an Asset Purchase Agreement, dated January 14, 2005, between IDI Global and IDI Small Business, on the one hand, and Mentoring of America, LLC and HG Marketing, Inc., on the other hand. This warrant may be exercised at $0.70 per share for a period of four years commencing on January 14, 2007. We are required to register the resale of the common stock underlying the warrant pursuant to the Registration Rights Agreement described above.

                              PLAN OF DISTRIBUTION

We have agreed to register these shares for the benefit of the Selling Stockholders, but the registration of these shares does not necessarily mean that any of them will be offered or sold by the Selling Stockholders. The Selling Stockholders will have full discretion as to when and if the registered shares will be sold, and the manner and timing of sales of the shares. They may sell all or a portion of the shares through public or private transactions, on or off established markets, or in negotiated transactions or otherwise. We will not use the services of underwriters or dealers in connection with the sale of the shares registered under this prospectus.

The shares may be sold by the Selling Stockholders either directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the shares may be sold may include:

     o a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o    privately negotiated transactions; and

     o    any other method permitted by law.

The sale price to the public may be:

          o    the market price prevailing at the time of sale;

          o    a price related to the prevailing market price;

          o    at negotiated prices; or

          o any other price as the Selling Stockholders determine from time to time.

The Selling Stockholders and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the shares by the Selling Stockholders and any commissions received by any broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act. Because the Selling Stockholders may be deemed to be "underwriters," they will be subject to the prospectus delivery requirements of the Securities Act.

We and the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated under it, including, without limitation, Regulation M. Regulation M restricts certain activities of the Selling Stockholders and may limit the timing of purchases and sales of any of the shares by the Selling Stockholders or any other person. Also, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of a distribution. All of these limitations may affect the marketability of our shares and the ability of any person or entity to engage in market-making activities with respect to our shares.

The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. These broker-dealers may also receive compensation from the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as a principal. This compensation might be in excess of customary commissions as to a particular broker-dealer. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that Selling Stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

In the event a block trade or other special offering of these shares is arranged, then we will distribute a prospectus supplement, if required, that will identify the name of any dealers or agents and any commissions and other terms constituting compensation from the Selling Stockholders and as well as any other required information.

Some state securities laws may require the shares be sold only through registered or licensed brokers or dealers. In addition, in some states, these shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from the registration or qualification requirement of that state is available and is complied with.

                                OTHER INFORMATION

INTEREST OF NAMED EXPERTS AND COUNSEL

We are not aware of any expert or legal counsel named in this prospectus who will receive a direct or indirect substantial interest in the offering. Our financial statements for the year ended December 31, 2003 and December 31, 2002, were audited by Chisholm, Bierwolf & Nilson, LLC. We have included the financial statements in this prospectus in reliance on the reports provided by Chisholm, Bierwolf & Nilson, LLC, dated February 13, 2004, given on their authority as experts in accounting and auditing.

The validity of the shares offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, Utah 84111.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been informed that in the opinion of the SEC this type of indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

ADDITIONAL INFORMATION

This prospectus does not contain all of the information in or attached as an exhibit to the registration statement. Investors should refer to the exhibits to the registration statement for the complete text. The registration statement and its exhibits may be inspected at the office of the SEC without charge. A copy of the registration statement, any post-effective amendment and exhibits may be accessed through the SEC's EDGAR database located at the SEC's web site at http://www.sec.gov. Other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. Additional updating information with respect to the securities covered by this prospectus may be provided to purchasers in the future by means of amendments to this prospectus.

In addition, the information incorporated by reference is available to you without charge upon your written or oral request. IDI Global agrees to respond to your requests for the additional information within one business day of receipt of the request. IDI Global will send the copies of the document by first class mail or other equally prompt means. You must address your request to:

                               Investor Relations
                                IDI Global, Inc.
                               462 East 800 North
                                Orem, Utah 84097
                            Telephone: (801) 224-4444

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

In our current report dated February 9, 2004, we reported that our independent auditors, Chisholm & Associates, Certified Public Accountants, resigned as our independent auditors and we engaged Chisholm, Bierwolf & Nilson, LLC.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS


Audited consolidated financial statements for IDI Global for the year ended December 31, 2004 and 2003
      Independent Auditor's Report of Chisholm, Bierwolf & Nilson, LLC...........................................F-2
      Consolidated Balance Sheets................................................................................F-3
      Consolidated Statements of Operations......................................................................F-5
      Consolidated Statements of Stockholders' Equity............................................................F-6
      Consolidated Statements of Cash Flows......................................................................F-7
      Notes to Financial Statements..............................................................................F-9



Unaudited consolidated financial statements for IDI Global for the three and nine month periods ended March 31, 2005 and 2004
      Consolidated Balance Sheets................................................................................Q-2
      Consolidated Statements of Operations......................................................................Q-4
      Consolidated Statements of Cash Flows......................................................................Q-5
      Notes to Consolidated Financial Statements.................................................................Q-7

                                   ----------

We have not authorized any dealer, salesman or any other person to give any information or to make any representations not contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by IDI Global.

                                   ----------

                                TABLE OF CONTENTS

Prospectus Summary                                                    3
Risk Factors                                                          5
Use of Proceeds                                                      12
Market for Common Equity                                             13
Management's Discussion and Analysis                                 14
Description of Business                                              23
Property                                                             34
Legal Proceedings                                                    34
Management                                                           36
Certain Related Transactions                                         37
Principal Stockholders                                               37
Description of Common Stock                                          37
Selling Stockholders                                                 37
Plan of Distribution                                                 42
Other Information                                                    44
Interest of Named Experts and Counsel                                44
SEC's Position on Indemnification for Securities Act
      Liability                                                      44
Additional Information                                               44
Changes In and Disagreements With Accountants                        44
Financial Statements                                                F-1

                               -------------------

Dealer Prospectus Delivery Obligation. Until [a date which is 90 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                               -------------------

                                   PROSPECTUS

                              --------------------







                                IDI Global, Inc.


                                    5,346,428
                                  Common Shares









                                 August __, 2005

                                     PART II

      ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Nevada Revised Statutes Section 78.7502 and 78.751, our Articles of Incorporation and bylaws provide for the indemnification of present and former directors and officers and each person who serves at our request as our officer or director. Indemnification for a director is mandatory and indemnification for an officer, agent or employee is permissive. We will indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is or was our director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interest. In a criminal action he must not have had a reasonable cause to believe his conduct was unlawful. This right of indemnification shall not be exclusive of other rights the individual is entitled to as a matter of law or otherwise.

We will not indemnify an individual adjudged liable due to his negligence or wilful misconduct toward us or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him pursuant to our bylaws.

Our bylaws provide that individuals may receive advances for expenses if the individual provides a written affirmation of his good faith belief that he has met the appropriate standards of conduct and he will repay the advance if he is judged not to have met the standard of conduct.

      ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses to be paid for by IDI Global in connection with the sale of the shares. We will pay all the costs of this offering, with the exception of the costs incurred by the Selling Stockholders for their legal counsel and the costs they may incur for brokerage commissions on the sale of their shares. All the amounts shown include estimates of future expenses, except for the registration fee:

Securities and Exchange Commission registration fee   $           214
Printing expenses                                              10,000
Legal fees and expenses                                        15,000
Accounting fees and expenses                                   15,000
Transfer agent and registrar fees and expenses                  2,000
Miscellaneous                                                   5,000
                                                           -----------
      Total                                           $        47,214

      ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

RECENT SALE OF UNREGISTERED SECURITIES

The following discussion describes all securities sold without registration by IDI Global during the past two fiscal years.

On January 14, 2005, IDI Global and IDI Small Business entered into an Asset Purchase Agreement with Mentoring of America, a Utah limited liability company, and HG Marketing, Inc., a Nevada corporation. Pursuant to the agreement, IDI Small Business acquired the sales and marketing assets of HG Marketing. IDI Small Business granted warrants to purchase up to 2,500,000 shares of IDI Global common stock and agreed to issue and place 4,356,436 shares of IDI Global common stock into an escrow. The warrants become exercisable between 2008 and 2012 at exercise prices that escalate annually from $0.80 to $1.80. The 4,356,436 shares of IDI Global common stock held in escrow will be released to Mentoring of America based upon performance of the sales and marketing operation over the first two years of operations. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On January 14, 2005, we granted a warrant to purchase 250,000 shares to SBI USA LLC ("SBI USA") in consideration for SBI Advisors and SBI Brightline not exercising their legal right to reprice the Term Credit Agreement and Securities Purchase Agreement when we agreed to sell additional shares and warrants under an Asset Purchase Agreement, dated January 14, 2005, between IDI Global and IDI Small Business, on the one hand, and Mentoring of America, LLC and HG Marketing, Inc., on the other hand. This warrant is exerciseable at $0.70 per share for a period of four years commencing on January 14, 2007. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On December 24, 2004, pursuant to the Securities Purchase Agreement we have agreed to issue up to 3,428,570 shares of IDI Global common stock at $0.70 per share to SBI Brightline X LLC, granted a warrant to purchase an aggregate of 571,429 shares of common stock at $0.70 per share, and agreed to grant an additional warrant to purchase 571,429 shares of common stock at $0.70 per share. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On December 24, 2004, pursuant to the Term Credit Agreement we granted a warrant to SBI Advisors LLC to purchase 525,000 shares of common stock at $0.70 per share. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On December 21, 2004, we converted loans and interest totaling $1,295,182 at $0.50 a share to 2,588,364 shares of common stock. We issued 800,000 shares each to Compass Equity Partners, Empire Fund Managers and Liberty Partners, and issued 188,364 shares to First Equity Holdings. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On September 28, 2004 we issued 150,000 shares as part of the settlement of a law suit brought by Gary Winterton. We relied on an exemption from the registration requirements provided by Section 3(10) of the Securities Act.

On January 16, 2004, we issued an aggregate of 1,000,000 common shares valued at $1,500,000 to acquire Chief Financial, Inc. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On October 3, 2003, our board of directors authorized the issuance of an aggregate of 954,600 shares of common stock to the seventeen shareholders of Integrated Communication System, Inc. in consideration for 100% of that company's issued and outstanding common stock. Our board of directors also authorized the grant of warrants to purchase 378,450 shares at an exercise price of $1.70 per share. The warrants had a one year term. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On September 30, 2003, our board of directors authorized the issuance of 583,333 shares of common stock to David Cattar for $875,000. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On July 31, 2003, our board of directors authorized the issuance of an aggregate of 1,365,000 common shares to convert a promissory note held by CasePak, Inc. The amount due under the note was $273,000. We relied on an exemption from the registration requirements of the Securities Act for a private transaction not involving a public distribution provided by Section 4(2) under the Securities Act.

On March 3, 2003, our board of directors authorized the sale of 125,000 common shares to Parker Holdings, L.L.C. for $75,000. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

On December 16, 2002, we granted 250,000 shares, valued at $62,500, to Douglas
J. Burdick in consideration for a marketing/licensing agreement for technology. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

On November 1, 2002, we granted options to purchase 500,000 shares of our common stock to non-qualified employees for technology. The options were valued at $88,700 based on the Black-Scholes pricing model. The options have an exercise price of $0.20, a vesting period of two years and expire five years from the date of issuance, November 1, 2007. We relied on an exemption from registration for a private transaction not involving a public distribution provided by
Section 4(2) of the Securities Act.

On November 1, 2002, we granted options to purchase 1,091,155 shares of our common stock to qualified employees. The options were valued at $193,570 based on the Black-Scholes pricing model. The options have an exercise price of $0.20, a vesting period of two years and expire five years from the date of issuance, November 1, 2007. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

On July 31, 2002, we granted warrants to purchase an aggregate of 800,000 common shares to Summit Resource Group, Inc. in consideration for investor relations consulting services. The exercise prices of the warrants are 500,000 shares at $2.75, with 250,000 vesting on July 31, 2002, and 250,000 vesting on September 1, 2002. Then the remaining 300,000 shares have an exercise price of $3.75 and vest November 1, 2002. All of the warrants have a five year expiration and include registration rights. We relied on an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

On January 16, 2002, we agreed to issue 7,500,000 shares of our common stock, valued at approximately $1.5 million, to idiglobal.com's seventeen shareholders in exchange for 100% of idiglobal.com's shares. We relied upon an exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act.

In each private transaction we believe each purchaser either had unrestricted access to detailed material information regarding our operations due to personal relationships with us or each purchaser was provided the same kind of information regarding our operations as would be available in a registration statement. We believe that each purchaser possessed sufficient sophistication to evaluate the information provided and each was able to bear the economic risk of the purchase. Also, we believe each purchaser:

          o was aware that the securities had not been registered under federal securities laws;

          o    acquired  the   securities  for   his/her/its   own  account  for
               investment purposes of the federal securities laws;

          o understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition; and,

          o was aware that the certificate representing the securities would bear a legend restricting its transfer.

      ITEM 27.        EXHIBITS

No.        DESCRIPTION

2.1  Agreement  and  Plan  of  Merger   between  IDI  Global  and  Sports  Media
     International, Inc. and Integrated Communication Systems, Inc., dated October 3, 2003 (filed as exhibit 2.1 to Form 8-K, filed October 15, 2003 and incorporated by reference)

2.2  Agreement  and  Plan  of  Reorganization   between  IDI  Global  and  Chief
     Financial, Inc., dated January 8, 2004 (filed exhibit 2.3 to Form 10-KSB, filed March 29, 2004 and incorporated by reference)

3.1 Articles of Incorporation, as amended (filed as exhibit 3.1 to Form 10-KSB, filed January 31, 2002 and incorporated by reference )

3.2 Restated bylaws of IDI Global, Inc. (filed as exhibit 3.2 to Form 10-KSB, filed January 31, 2002 and incorporated by reference)

5    Opinion of Durham Jones & Pinegar, P.C.

10.1 Lease Agreement between Internet Development Inc. and Stratford Park, L.C., dated July 7, 2000 (filed as exhibit 10.1 to Form 10-QSB, as amended, filed May 22, 2002 and incorporated by reference )

10.2 Employment agreement between Internet Development and Kevin R. Griffith, dated April 1, 2002 (filed as exhibit 10.2 to Form 10-QSB, as amended, filed August 15, 2002 and incorporated by reference)

10.3 Secured Convertible Promissory Note between idiglobal.com and Kevin R. Griffith, as amended (filed as exhibit 10.3 to Form 10-KSB, filed January 31, 2002 and incorporated by reference)

10.4 Consultant Agreement between IDI Global, Inc. and Summit Resource Group, Inc., dated July 31, 2002 (filed as exhibit 10.2 to Form 10-QSB, as amended, filed August 15, 2002 and incorporated by reference)

10.5 Term Credit Agreement between IDI Global and Hong Kong League Central Credit Union, dated December 24, 2004

10.6 Securities Purchase Agreement between IDI Global, Inc., and SBI Brightline X, LLC, dated as of December 24, 2004

10.7 Form of Warrant

10.8 Letter Agreement between IDI Global, Inc., and SBI USA, Inc., dated as of January 14, 2005

21.1 Subsidiaries of IDI (to exhibit 21.1 for Form 10-KSB, filed March 29, 2004 and incorporated by reference)

23.1 Consent of Chisholm, Bierwolf & Nilson, LLC

23.2 Consent of Durham Jones & Pinegar, P.C. included in Exhibit 5 to this registration statement


      ITEM 28.        UNDERTAKINGS

Pursuant to Rule 415 of the Securities Act of 1933, the undersigned registrant hereby undertakes to:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement which will include any prospectus required by Section 10(a)(3) of the Securities Act; reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and include any additional or changed material information on the plan of distribution;
(2) for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and
(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Orem, State of Utah on August 4, 2005.


                                IDI Global, INC.



                                By: /s/ Kevin Griffith
                                Name:  Kevin Griffith
                                Title: CEO


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: August 4, 2005

            By: /s/ Kevin Griffith                             Director
            Name: Kevin Griffith




Date: August 4, 2005
            By: /s/ Michael Morley                             Director
            Name: Michael Morley

                        IDI GLOBAL, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 2004 and 2003

                                 C O N T E N T S


Auditor's Report                                                    F-3

Consolidated Balance Sheets                                         F-4

Consolidated Statements of Operations                               F-6

Consolidated Statements of Stockholders' Equity                     F-7

Consolidated Statements of Cash Flows                               F-8

Notes to the Consolidated Financial Statements                     F-10

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of IDI Global, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of IDI Global, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IDI Global, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the results of its operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting standards.





Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah 84010
January 15, 2005

                        IDIGlobal, Inc. and Subsidiaries
                           Consolidated Balance Sheets



                                     ASSETS
                                                           December 31,
                                                     2004                2003
                                               ----------------    ----------------

Current Assets
  Cash                                         $     1,882,297     $       797,176
  Restricted Cash                                      904,128             852,011
  Accounts Receivable, net                             133,236              95,355
  Other Receivables, net                                26,597                   -
  Advances to Related Party                             23,785                   -
  Note Receivable - Related Party                       50,236                   -
  Inventory                                              6,300               6,300
  Prepaid expenses                                     219,121              76,238
                                               ----------------    ----------------

    Total Current Assets                             3,245,700           1,827,080
                                               ----------------    ----------------

Software Development and Equipment, Net                336,114             278,541
                                               ----------------    ----------------

Other Assets
Deferred Income Taxes                                  154,565             135,845
   Deferred financing costs                            153,600                   -
Deposits                                               241,721             231,821
Investments                                            151,200             151,200
Note Receivable - Related Party                      1,027,804                   -
Advances to Related Party                                    -             953,038
Goodwill                                             2,840,684           1,500,000
                                               ----------------    ----------------

    Total Other Assets                               4,569,574           2,971,904
                                               ----------------    ----------------

    Total Assets                               $     8,151,388     $     5,077,525
                                               ================    ================




                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                           Consolidated Balance Sheets



                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                December 31,
                                                                          2004                2003
                                                                     ----------------    ----------------
Current Liabilities
  Accounts Payable                                                   $       126,194     $       118,853
  Accrued Expenses                                                           797,853             848,776
  Income Taxes Payable                                                           100                 100
  Reserve for Refunds and Chargebacks                                        234,388             103,000
  Line of credit                                                              23,079                   -
  Notes Payable                                                            2,070,978           1,303,941
                                                                     ----------------    ----------------

    Total Current Liabilities                                              3,252,592           2,374,670

Deferred Income Tax Liability                                                 20,320              20,320
                                                                     ----------------    ----------------

    Total Liabilities                                                      3,272,912           2,394,990
                                                                     ----------------    ----------------

Stockholders' Equity
  Common Stock, Authorized 50,000,000 Shares, $.001 Par Value,
    Issued and Outstanding 18,960,174 and 14,975,433, Respectively            18,960              14,976
  Additional Paid in Capital                                               6,920,089           3,970,902
  Retained Earnings (Deficit)                                             (2,060,573)         (1,284,868)
  Subsription Receivable                                                           -             (18,475)
                                                                     ----------------    ----------------

Total Stockholders' Equity                                                 4,878,476           2,682,535
                                                                     ----------------    ----------------

    Total Liabilities and Stockholders' Equity                       $     8,151,388     $     5,077,525
                                                                     ================    ================







              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                      Consolidated Statements of Operations

                                                       For the Year Ended
                                                          December 31,
                                            ------------------------------------------
                                                   2004                  2003
                                            -------------------   --------------------

Revenues, Net
  Product Sales                             $       24,419,780    $        12,175,962
  Training Revenues                                  3,298,472              1,152,987
                                            -------------------   --------------------

    Total Revenues                                  27,718,252             13,328,949
                                            -------------------   --------------------

Cost of Sales
  Product Costs                                     18,030,686              9,115,126
  Training Costs                                     1,465,187                671,095
                                            -------------------   --------------------
    Total cost of sales                             19,495,873              9,786,221
                                            -------------------   --------------------

Gross Profit (Loss)                                  8,222,379              3,542,728
                                            -------------------   --------------------

Operating Expenses
  General & Administrative                           9,072,834              3,078,705
                                            -------------------   --------------------

    Total Operating Expenses                         9,072,834              3,078,705
                                            -------------------   --------------------

Net Operating Income (Loss)                           (850,455)               464,023
                                            -------------------   --------------------

Other Income(Expense)
  Interest Income                                        3,688                  4,155
  Interest Expense                                    (197,051)              (191,485)
  Other Income (Expense)                               249,393                108,865
                                            -------------------   --------------------

    Total Other Income(Expense)                         56,030                (78,465)
                                            -------------------   --------------------

Income (Loss) Before Income Taxes                     (794,425)               385,558

Income Tax Expense
  Income Tax Expense                                       100                    100
  Deferred Income Tax (Benefit) Expense                (18,820)                84,375
                                            -------------------   --------------------

    Total Income Tax Expense                           (18,720)                84,475
                                            -------------------   --------------------

Net Income (Loss)                           $         (775,705)   $           301,083
                                            ===================   ====================

Net Income (Loss) Per Share                 $            (0.05)   $              0.02
                                            ===================   ====================

Weighted Average Shares Outstanding                 16,010,727             12,915,689
                                            ===================   ====================





              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                      Additional      Retained
                                                           Common Stock                 Paid-in       Earnings       Subscription
                                                      ----------------------------
                                                        Shares          Amount          Capital      (Deficit)       Receivable
                                                      ------------  --------------  --------------- --------------- --------------
Balance, December 31, 2002                             11,750,000   $      11,750   $    1,168,848  $   (1,585,951) $           -

April 2003 - shares issued for cash and
    services                                              125,000             125          111,125               -              -

July 2003 - stock issued for
  conversion of debt at $0.20 per share                 1,365,000           1,365          271,589               -              -

September 2003 - stock issued from
  exercise of options                                     197,500             198           45,878               -        (18,475)

September 2003 - Stock issued for cash
  at $1.50 per share                                      583,333             583          874,417               -              -

October 2003 - Shares issued for acquisition
  of Integrated Communications Systems                    954,600             955        1,499,045               -              -

Net income for the year ended
  December 31, 2003                                             -               -                -         301,083              -

                                                      ------------  --------------  --------------- --------------- --------------

Balance, December 31, 2003                             14,975,433          14,976        3,970,902      (1,284,868)       (18,475)

January 2004 - Shares issued for acquisition of
  Chief Financial, Inc                                    700,000             700        1,049,300               -              -

January 2004 - Cash received from subscription
  receivable                                                    -               -                -               -         13,725

March 2004 - Cash received from subscription
  receivable                                                    -               -                -               -          4,750

May 2004 - Shares issued for settlement of
  lawsuit at $0.05 per share                              197,377             197            9,672               -              -

October 2004 - Shares issued for legal fees
  at $0.88 per share                                      499,000             499          438,621               -              -

December 2004 - Shares issued for conversion
  of notes payable at $0.50 per share                   2,588,364           2,588        1,291,594               -              -

December 2004 - Warrants issued in connection
  with note payable                                             -               -          160,000               -              -

Net income for the year ended
  December 31, 2004                                             -               -                -        (775,705)             -

                                                      ------------  --------------  --------------- --------------- --------------
Balance, December 31, 2004                             18,960,174   $      18,960   $    6,920,089  $   (2,060,573) $           -
                                                      ============  ==============  =============== =============== ==============



                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                       For the Year Ended
                                                                                        December 31,
                                                                            --------------------------------------
                                                                                  2004                  2003
                                                                            -----------------      ---------------
Cash Flows from Operating Activities:
  Net Income (Loss)                                                         $       (775,705)      $      301,083
  Adjustments to Reconcile Net Loss to Net Cash
    Provided by Operations:
     Depreciation & Amortization                                                     163,868               88,663
     Bad Debts                                                                       184,105                    -
     Deferred Income Taxes                                                           (18,720)              84,475
     Stock Issued for Services & Accrued Expenses                                    488,049              109,205
     Finance Charge Included in Principal of Notes Payable                            24,602                    -
  Change in Operating Assets and Liabilities:
     (Increase) Decrease in:
     Accounts Receivable                                                             (58,330)              (9,233)
     Other Receivables                                                               (14,597)                   -
     Inventories                                                                           -                 (935)
     Prepaid expenses                                                                 76,238              (76,237)
     Employee Advances                                                                 4,940
     Other Assets                                                                     (9,900)             (66,711)
     Increase (Decrease) in:
     Accounts Payable                                                                (53,553)             (38,670)
     Accrued Expenses                                                                (97,900)             215,605
     Reserved for Refunds and Chargebacks                                            (34,718)               8,000
                                                                            -----------------      ---------------

  Net Cash Provided(Used) by Operating Activities                                   (121,621)             615,245

Cash Flows from Investing Activities:
  Payments for Notes Receivable                                                     (168,000)                   -
  Proceeds from Notes Receivable                                                       5,000                    -
  Purchase of Software and Equipment                                                (181,542)            (218,232)
  Advances to related party                                                         (148,787)            (953,038)
  Cash Paid for Acquisition of Subsidiary                                            (50,000)                   -
  Cash Acquired from Acquisition of Subsidiary                                         1,916                    -
                                                                            -----------------      ---------------

  Net Cash Provided (Used) by Investing Activities                                  (541,413)          (1,171,270)

Cash Flows from Financing Activities:
  Proceeds from Issuance of Notes Payable                                          1,950,000              290,000
  Proceeds from Stock Issuance                                                        18,475              977,600
  Proceeds from Line of Credit                                                         9,861                    -
  Principal Payments on Line of Credit                                                (4,522)                   -
  Principal Payments on Notes Payable                                               (173,542)             (83,333)
                                                                            -----------------      ---------------

  Net Cash Provided (Used) by Financing Activities                                 1,800,272            1,184,267
                                                                            -----------------      ---------------

Increase (Decrease) in Cash                                                        1,137,238              628,242

Cash and Cash Equivalents at Beginning of Period                                   1,649,187            1,020,945
                                                                            -----------------      ---------------

Cash and Cash Equivalents at End of Period                                  $      2,786,425       $    1,649,187
                                                                            =================      ===============


                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                Consolidated Statements of Cash Flows (Continued)

                                                                                                  For the Year Ended
                                                                                                   December 31,
                                                                                     -----------------------------------------
                                                                                           2004                   2003
                                                                                     -----------------      ------------------

Cash Paid For:
  Interest                                                                           $          2,229       $         150,994
                                                                                     =================      ==================
  Income Taxes                                                                       $            100       $             100
                                                                                     =================      ==================

Non-Cash Investing and Financing Activities:
Stock Issued for Services & Accrued Interest                                         $        488,049       $         109,205
                                                                                     =================      ==================
Stock Issued for Note Payable                                                        $      1,036,002       $         206,000
                                                                                     =================      ==================
Stock Issued for Acquisition of Subsidiary                                           $      1,050,000       $       1,500,000
                                                                                     =================      ==================


                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         a.  Organization

         IDIGlobal, Inc. (the Company), formerly Bennion Corporation, was incorporated on August 17, 1998. On December 31, 1998, the Company merged with Bennion Corporation, an Arkansas corporation (Bennion-AR). The Company was the surviving corporation. The merger was recorded under the pooling of interest method of accounting. From inception on August 17, 1998 to January 15, 2002, the Company was inactive.

         On January 16, 2002, Bennion Corporation, a public company, entered into an agreement to complete a forward triangular merger with idiglobal.com, Inc., a private Delaware company, and Internet Development, Inc., a private Nevada company. Per the terms of the agreement, Internet Development agreed to deliver 7,500,000 shares of the Company's common stock to idiglobal.com's shareholders in exchange for 100% of idiglobal.com's shares. The merger was treated as a reverse merger with idiglobal.com, Inc. being the accounting acquirer, therefore, all historical financial information prior to the acquisition date is that of idiglobal.com, Inc. Pursuant to the merger, the Company changed their name from Bennion Corporation to IDIGlobal, Inc.

         In October 2003, the Company issued 954,600 shares of common stock to acquire 100% of the outstanding shares of Integrated Communication Systems ("Integrated"), a New York corporation, through a merger with Sports Media International, Inc.a subsidiary organized by the Company as a merger subsidiary. Integrated's offices are located in New York City, and they are engaged in sports media and advertising.

         In January 2004, the Company acquired 100% ownership in Chief Financial and their wholly owned subsidiary Professional Consulting Services. Prior to the acquisition, the Company outsourced a share of its small office home office (SOHO) sales and marketing operations to Chief Financial. Chief Financial is located in Ft. Worth Texas, and PCS is located in St. George, Utah.

         The Company is an ASP (applications service provider) of unique web based Internet applications for companies that have large affiliate networks. In addition, the Company provides proprietary applications for small business and home office businesses that require web and ecommerce enabled tools to create a virtual presence on the Internet. The Company provides in house servers and management to host all of its applications and control security for its customers.

         b.  Accounting Method

         The Company recognizes income and expense on the accrual basis of accounting. The Company has elected a December 31 year end.

         c.  Principles of Consolidation

         For the year ended December 31, 2004, the consolidated financial statements include the books and records of IDI Global, Inc., Internet Development, Inc., idiglobal.com, Integrated Communication Systems Chief Financial, Inc., Professional Consulting Services and Sports Media International, Inc. All inter-company transactions and accounts have been eliminated in the consolidation. For the year ended December 31, 2003, the consolidated financial statements include the books and records of IDIGlobal, Inc., Internet Development, Inc., idiglobal.com and Integrated Communication Systems.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         d.  Cash and Cash Equivalents

         The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

         e.  Restricted Cash

         Restricted cash consists of monies required by the merchant account provider to be set aside for refunds and chargebacks.

         f.  Receivables

         Accounts Receivable primarily consists of monies due the Company for credit card sales transacted near the end of the year, but had not yet posted to the Company's cash accounts. An allowance for doubtful accounts in the amount of $21,104 has been established as of December 31, 2004.

         Other receivables are non-trade receivables made to various individuals or companies. Management deems the collectibility to be in question, therefore an allowance of $72,000 has been established as of December 31, 2004 and 2003.

         g.  Inventory

         Inventory consists of computer equipment which is held for resale. The equipment is stated at the lower of cost or market determined using the first-in, first-out method (FIFO).

         h.  Deposits

         Deposits consists of following at December 31, 2004 and 2003:

                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
          Funds held by merchant account provider                            $          210,188  $          210,188
          Lease deposits                                                                 31,533              21,633
                                                                             ------------------  ------------------
                                                                             $          241,721  $          231,821
                                                                             ==================  ==================

         During 2001, the Company paid $50,000 to a merchant account provider as a deposit for possible refunds and charge backs. In addition to the $50,000 deposit, the merchant account provider withholds 5% of each transaction processed. During 2004 and 2003, the merchant account provider withheld an additional $0 and $63,176, respectively. The balance of the deposits at December 31, 2004 and 2003 is $210,188 and $210,188, respectively.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         i.  Property and Equipment

         Software and equipment as of December 31, 2004 and 2003 consists of the following and are recorded at cost:

                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
          Computer equipment                                                 $          279,480  $          257,466
          Software and loan costs                                                       290,176             257,487
          Office equipment                                                              147,284              91,674
          Furniture and fixtures                                                        161,241              56,502
          Leasehold improvements                                                          3,562               2,500
                                                                             ------------------  ------------------
              Total fixed assets                                                        881,743             665,629
              Accumulated depreciation                                                 (545,629)           (387,088)
                                                                             ------------------- -------------------
                  Net software and equipment                                 $          336,114  $          278,541
                                                                             ==================  ==================

         Provision for depreciation of software and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

                  Computer equipment                                     5 Years
                  Software and loan costs                                3 Years
                  Office equipment                                       6 Years
                  Furniture and fixtures                                10 Years
                  Leasehold improvements                                 5 Years

         Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.

         Depreciation and amortization charged to operations was $184,105 and $88,663 for the years ended December 31, 2004 and 2003, respectively.

         In accordance with Financial Accounting Standards Board Statement No. 144, the Company records impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount. At December 31, 2004 and 2003, no impairments were recognized.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         j.  Marketing Rights

         During 2002, the Company issued 250,000 shares of common stock and 500,000 options for marketing rights for a business marketing model valued at $151,200. During 2003, the Company sold its marketing rights to New Connexions, Inc., for a 10% ownership interest. New Connexions is considered a related party, as Steve Comer, a former officer, is the brother of an officer and shareholder of New Connexions. (See note disclosure in investments).

         k.  Earnings (Loss) Per Share of Common Stock

         The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. Outstanding warrants and employee stock options have been considered in the fully diluted earnings per share calculation in 2003, however the effects of these stock equivalents are anti-dilutive in the 2004 period.

                                                                                      For the Years Ended
                                                                                         December 31,
-------------------------------------------------------------------------------------------------------------------
         Basic Earnings per share:                                                  2004                2003
                                                                             ------------------  ------------------
          Income (Loss)(numerator)                                           $         (775,705) $          301,083
          Shares (denominator)                                                       16,010,727          12,915,689
                                                                             ------------------  ------------------
          Per Share Amount                                                   $          (0.05)   $             0.02
                                                                             =================   ==================
         Fully diluted Earnings per share:
          Income (Loss)(numerator)                                           $         (775,705) $          301,083
          Shares (denominator)                                                       16,010,727          20,071,294
                                                                             ------------------  ------------------
          Per Share Amount                                                   $          (0.05)   $             0.01
                                                                             =================   ==================

         l.  Revenue Recognition

         Revenue from the sale of software and other products is recognized when an agreement is made, delivery is complete, no significant obligations remain unfulfilled, and collection of the resulting receivable is probable. In instances where a significant obligation exists, revenue recognition is delayed until the obligation has been satisfied. Revenue from services, including training and consulting are recognized as the services are performed.

         m.  Software Development Costs

         In accordance with SFAS No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. Capitalized costs are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. Total capitalized software development costs at December 31, 2004 were $202,329. Amortization expense for the years ended December 31, 2004 and 2003 was $67,443, $33,721 respectively. Research and development costs are expensed as incurred. During 2004 and 2003, there were no research and development expenses.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         n.  Reserve for Refunds and Chargebacks

         A certain percentage of sales made generally results in a refund or chargeback. Accordingly, the Company has reserved an amount in the financial statements to account for refund and chargebacks that have not yet been charged to the Company. Refunds and chargebacks could be paid up to one year following the original sale or transactions.

         o.  Commissions

         During 2004 and 2003, the company contracted with other entities to sell its products. The Company can pay a large sales commission for outsourced sales, depending on the contract arrangements with each particular entity.

         p.  Advertising and Promotion

         Advertising and promotion costs are expensed as incurred and totaled $27,472 and $78,572 for the years ended December 31, 2004 and 2003, respectively.

         q.  Stock Options and Warrants

         As permitted by SFAS No. 123, the Company has elected to measure and record compensation cost relative to stock option costs in accordance with APB Opinion 25 which requires the Company to make pro forma disclosures of net income (loss) and basic earnings (loss) per share as if the fair value method of valuing stock options have been applied.

         To measure and record compensation for warrants, the Company applies SFAS No. 123. This requires the Company to use a Black-Scholes pricing model to estimate the fair value of the warrants at the grant date.

         r.  Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         s. Recently Enacted Accounting Standards

         Statement of Financial Accounting Standards ("SFAS") No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based Payment", were recently issued. SFAS No. 151, 152, 153 have no current applicability to the Company or their effect on the financial statements would not have been significant. SFAS No. 123 (revised 2004) has been discussed in note q under the caption "Stock Options and Warrants" and has been disclosed under Note 8 under the caption "Stock Options."

         t. Fair Value of Financial Instruments

         The fair value of the Company's cash and cash equivalents, receivables, accounts payable, accrued liabilities and notes payable approximate carrying value based on their effective interest rates compared to current market prices.

NOTE 2 - INCOME TAXES

         The provision for income taxes is based on income and expense reported in the financial statements, which differs from that reported for income tax purpose. Accordingly, deferred income taxes are provided in recognition of such differences. Temporary differences include differences between book and tax depreciation and benefits derived from net operating losses. At December 31, 2004, the Company had net operating losses totaling approximately $2,380,425 which begin to expire in the year 2019.

         Income tax liabilities, expense and deferred taxes are computed by following the procedures outlined in Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes." The applicable federal and state tax rates in effect at December 31, 2004 and 2003 were used in calculating the income tax liabilities, expense, and deferred taxes.

         Income tax expense for the years ended December 31, 2004 and 2003 is computed as follows:

                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
         Current:
              Federal                                                        $                -  $                -
              State                                                                         100                 100
                                                                             ------------------  ------------------
                  Total Current                                                             100                 100
         Deferred:
              Federal                                                                  (16,185)              72,809
               State                                                                    (2,635)              11,566
                                                                             ------------------  ------------------
                  Total Deferred                                                       (18,820)              84,375
                                                                             ------------------  ------------------
                  Total Income Tax Expense                                   $         (18,720)  $           84,475
                                                                             ==================  ==================

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 2 - INCOME TAXES (Continued)
         The income tax provision reconciled to the tax computed at the federal statutory rate of 34 percent is as follows:

                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
         Income taxes at statutory rate                                      $         (283,902) $          131,089
         Nondeductible expenses                                                           1,493              (4,747)
         State income taxes, net of federal tax benefit                                 (39,721)             18,133
         Valuation allowance                                                            340,850             (60,000)
                                                                             --------------------------------------
              Total                                                          $          (18,720) $           84,475
                                                                             =================== ==================

         Deferred tax assets and liabilities consist of the following:

                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
         Current deferred tax asset:
              Net operating loss                                             $          942,887  $          530,447
              Less valuation allowance                                                 (735,452)           (394,602)
                                                                             ------------------- -------------------
                  Total deferred tax asset                                              154,565             135,845
         Long-term deferred tax liability:
              Depreciation temporary differences                                        (20,320)            (20,320)
                                                                             ------------------- -------------------
                  Net deferred tax asset                                     $          134,245  $          115,525
                                                                             =================== ===================

         The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized, principally due to the expiration of net operating loss carry forwards. As of December 31, 2004 and 2003, a valuation allowance has been recorded in the amount of $735,452 and $394,602, respectively.

NOTE 3 - NOTES PAYABLE

         Notes payable are detailed as follows at December 31, 2004 and 2003:

                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
         Note payable to an officer and stockholder, bears
         interest at 8%, payable on demand, unsecured                        $                -  $          133,541
         Note payable to an officer of the Company, bears
         interest at 12%, matures May 2003, convertible
         into common stock, unsecured                                                   309,000             309,000

         Note payable to a corporation, bears interest
         at 24%, matures May 2005, unsecured                                          1,750,000                   -

         Note payable to a stockholder, bears interest
         at 13%, payable on demand, unsecured                                                 -             861,400

         Note payable to a stockholder, non-interest
         bearing, payable on demand, unsecured                                           11,978                   -
                                                                             ------------------  ------------------

              Total Notes Payable                                            $        2,070,978  $        1,303,941
                                                                             ==================  ==================

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the consolidated Financial Statements
                           December 31, 2004 and 2003
NOTE 4 - CONCENTRATIONS

         The Company's carrying amount of cash deposits at December 31, 2004 was $2,786,425 of which $314,143 was covered by federal depository insurance.

         The Company relied on an outside company for customer leads. During 2004 and 2003, the Company's SOHO revenues generated thru this lead source was 35%and 91%, respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

         During 2004 and 2003, the Company paid $133,542 and $0, respectively, to a stockholder as a principal payment on a note payable. The balance of the note at December 31, 2004 and 2003 is $0 and $133,541, respectively.

         During 2001, the Company received $309,000 from an officer of the Company. The balance of the note at December 31, 2004 and 2003 is $309,000.

         During 2004, the Company exchanged 2,588,364 shares of their common stock for a note payable to a stockholder of the Company. The balance of the note at December 31, 2004 and 2003 is $0 and $861,400.

         During 2003, the Company transfered its marketing rights to New Connexions, Inc. for a 10% interest in New Connexions. Steve Comer, the Company's prior CEO is the brother of the principal of New Connexions. In addition the Company agreed to fund the development of the New Connexions business model. During 2003, the Company advanced funds of $953,038 to New Connexions for such development. During 2004 the Company advanced an additional $148,787 to New Connexions. In March advances in the amount of $1,078,040 were converted into a Note Receivable due March 2009. The Company has recorded the additional advances as an other long term asset called "Advances to Related Party". The Company has begun to receive revenues from sources developed by New Connexions, but has not received any payments on the advance. Pursuant to the agreement with New Connexions, the Company has an option to purchase the remaining 90% interest in New Connexions.. Had the Company exercised the option upon consummation of the agreement, the Company would have expensed the amount advanced as development expenses, and would have generated a net loss of $(736,088) for the year ended December 31, 2003.

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the consolidated Financial Statements
                           December 31, 2004 and 2003


NOTE 6 - COMMITMENTS AND CONTINGENCIES

         The Company leases office space at two locations. The total monthly lease payment for the two offices is $23,788.

         The Company leases equipment on two separate leases. The total monthly lease payment for the two leases is $1,357.

         Future minimum operating lease payments are as follows at December 31, 2004:
     2005                                     $           86,534
     2006                                                128,514
                                              -------------------
     Total                                    $          315,048
                                              ===================

         Total expense for all operating leases at December 31, 2004 and 2003 is $379,531 and $249,777, respectively.

NOTE 7 - PENSION PLAN

         On July 1, 2000, the Company established a defined contribution 401(k) pension plan. The Company's contributions to the plan are based on matching 100 percent of the employees contributions to a maximum of six percent of compensation per participant. All employees with more than six months of service and who are age 20 1/2 or older are eligible for participation in the plan. Company contributions totaled $15,950 and $43,406 for the years ended December 31, 2004 and 2003, respectively.

NOTE 8 - STOCK OPTIONS

A summary of the option activity for 2004 and 2003 follows:

                                                                                                      Weighted
                                                                                                       Average
                                                                                   Options            Exercise
                                                                                 Outstanding            Price

         Outstanding, January 1, 2003                                                6,075,155   $          0.15
         Granted                                                                             -                 -
         Exercised                                                                      98,000              0.32
         Canceled/forfeited                                                                  -                 -
                                                                             -----------------   -----------------
         Balances, December 31, 2003                                                 5,977,155   $          0.15
         Granted                                                                             -                 -
         Exercised                                                                           -                 -
         Canceled/forfeited                                                                  -                 -
                                                                             -----------------   ------------------
         Balances, December 31, 2004                                                 5,977,155              0.15
                                                                             =================   ==================

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 8 - STOCK OPTIONS (Continued)

                                                              Number of             Weighted
                                                               Options               Average          Weighted
                                                           Outstanding at         Remaining            Average
                                                            December 31,          Contractual    Exercise
         Exercise Prices                                        2004             Life (years)           Price
         ---------------                                  -----------------      --------------  ------------------
         $0.00                                                    2,000,000           1.00         $    0.00
         $0.20                                                    2,011,000           1.00         $    0.20
         $0.20                                                    1,591,155           2.85         $    0.20
         $0.50                                                      375,000           1.25         $    0.50

         Proforma Net Income (Loss):

                                                                                December 31,     December 31,
                                                                                    2004                2003
-----------------------------------------------------------------------------------------------  ------------------
         Net income(loss) as reported                                        $        (775,705)  $          301,083
         Pro forma net income(loss)                                                   (775,705)             301,083
         Basic income (loss) per share as reported                                       (0.05)                0.02
         Pro forma income (loss) per share                                               (0.05)                0.02

NOTE 9 - WARRANTS

         During 2003, pursuant to the acquisition with Integrated Communication Systems, Inc., the Company issued 378,450 warrants to purchase common stock at a price of $1.70 per share, for one year. No consideration has been recorded from the issuance of these warrants due to the negligible value determined by the Black Scholes model.

         The following summarizes the warrant activity for 2004 and 2003:

         Warrants outstanding at January 1, 2003                                       800,000
         Granted                                                                       378,450
         Exercised                                                                           -
         Canceled/forfeited                                                                  -
                                                                             ------------------
         Balance, December 31, 2003                                                  1,178,450
                                                                                             -
         Granted                                                                       571,429
         Exercised                                                                            -
         Canceled/forfeited                                                           (378,450)
                                                                             ------------------
         Balance, December 31, 2004                                                  1,371,429
                                                                             ==================
         Weighted average exercise price of warrants
           outstanding at December 31, 2004                                  $            2.11
                                                                             ==================

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

NOTE 9 - WARRANTS (Continued)

                                                              Number of           Weighted
                                                              Warrants             Average            Weighted
                                                           Outstanding at         Remaining            Average
                                                            December 31,         Contractual          Exercise
         Exercise Prices                                        2004                Life                Price
         ---------------                                  -----------------  ------------------  ------------------
             $2.75                                                 500,000            3.50       $       2.75
             $3.75                                                 300,000            3.50       $       3.75
             $0.70                                                 571,429            4.00       $       0.70

NOTE 10 - INVESTMENTS

         During 2003, the Company transferred its marketing rights acquired in 2002 to New Connexion for a 10% ownership interest. The cost incurred for the marketing rights of $151,200 was carried over as the basis for the investment. This investment is restricted in a closely held private corporation, and is therefore not currently available for sale.

NOTE 11 - SUBSEQUENT EVENTS

         On January 14, 2005, the Company entered into an Asset Purchase Agreement with Mentoring of America, LLC, a Utah limited liability company and HG Marketing, Inc., a Nevada corporation pursuant to which HG agreed to sell to IDI Global certain assets and rights used in the operation of a call center business located in St. George, Utah. The Company paid HG consideration of $1,800,000 in cash, the assumption of certain liabilities of the call center, 4,356,436 shares of restricted common stock and warrants to purchase 2,500,000 shares.

         On January 11, 2005, in connection with the purchase of HG Marketing, an officer of the Company loaned the Company $225,528. The note payable bears interest at 12% and is convertible into common stock.

NOTE 12 - GOODWILL

         In connection with the acquisition of Integrated Communication Systems, Inc. the Company recorded goodwill in the amount of $1,500,000. The net asset value of Integrated was $0 at the time of merger, and the value of the 954,600 shares issued was at $1.60 per share, or approximately $1,500,000.

         In connection with the acquisition of Chief Financial, Inc. and their wholly owned subsidiary, Professional Consulting Services, Inc., the Company recorded goodwill in the amount of $1,280,684.

         The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets,. Under SFAS No. 142, goodwill is no longer amortized, but is tested for impairment at a reporting unit level on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Events or circumstances which could trigger an impairment review include a significant adverse change in legal factors or in the business climate, and adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, significant changes in the manner of our use of the acquired assets or the strategy for our overall business, significant negative industry or

                        IDI GLOBAL, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                           December 31, 2004 and 2003

         economic trends or projected future results of operations. As of December 31, 2004, no impairment has been recognized for goodwill.

                        IDI Global, Inc. and Subsidiaries

                        Consolidated Financial Statements

                                 March 31, 2005

                        IDIGlobal, Inc. and Subsidiaries
                           Consolidated Balance Sheets



                                     ASSETS
                                                             March 31,         December 31,
                                                               2005                2004
                                                          ----------------    ----------------
                                                            (unaudited)
Current Assets
  Cash                                                          $ 753,044          $1,882,297
  Restricted Cash                                                 905,571             904,128
  Accounts Receivable, net                                        165,400             133,236
  Other Receivables, net                                           26,647              26,597
  Advances to Related Party                                             -              23,785
  Note Receivable - Related Party                                 131,034              50,236
  Inventory                                                         6,300               6,300
  Prepaid expenses                                                219,121             219,121
                                                          ----------------    ----------------

    Total Current Assets                                        2,207,117           3,245,700
                                                          ----------------    ----------------

Software Development and Equipment, Net                           375,032             336,114
                                                          ----------------    ----------------

Other Assets
Deferred Income Taxes                                             140,988             154,565
   Deferred Financing Costs                                       148,114             153,600
Deposits                                                          241,721             241,721
Investments                                                       151,200             151,200
Note Receivable - Related Party                                   990,791           1,027,804
Goodwill                                                        4,632,283           2,840,684
                                                          ----------------    ----------------

    Total Other Assets                                          6,305,097           4,569,574
                                                          ----------------    ----------------

    Total Assets                                               $8,887,246          $8,151,388
                                                          ================    ================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                           Consolidated Balance Sheets



                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                     March 31,         December 31,
                                                                                       2005                2004
                                                                                  ----------------    ----------------
                                                                                   (unaudited)
Current Liabilities
  Accounts Payable                                                                      $ 480,633           $ 126,194
  Accrued Expenses                                                                        715,476             797,853
  Income Taxes Payable                                                                        100                 100
  Reserve for Refunds and Chargebacks                                                     232,290             234,388
  Line of credit                                                                                -              23,079
  Notes Payable - Related Party                                                           504,527             320,978
  Notes Payable                                                                         1,750,000           1,750,000
                                                                                  ----------------    ----------------

    Total Current Liabilities                                                           3,683,026           3,252,592

Deferred Income Tax Liability                                                              20,320              20,320
                                                                                  ----------------    ----------------

    Total Liabilities                                                                   3,703,346           3,272,912
                                                                                  ----------------    ----------------

Stockholders' Equity
  Common Stock, Authorized 50,000,000 Shares, $.001 Par Value,
    Issued 23,616,608 and 18,960,174, respectively and Outstanding 18,960,174              18,960              18,960
  Additional Paid in Capital                                                            6,920,089           6,920,089
  Retained Earnings (Deficit)                                                          (1,755,149)         (2,060,573)
                                                                                  ----------------    ----------------

Total Stockholders' Equity                                                              5,183,900           4,878,476
                                                                                  ----------------    ----------------

    Total Liabilities and Stockholders' Equity                                         $8,887,246          $8,151,388
                                                                                  ================    ================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                 Unaudited Consolidated Statements of Operations

                                                      For the Three Months Ended
                                                               March 31,
                                               ------------------------------------------
                                                      2005                  2004
                                               -------------------   --------------------

Revenues, Net
  Product Sales                                       $ 6,128,485            $ 6,224,355
  Training Revenues                                       827,798              1,897,118
                                               -------------------   --------------------

    Total Revenues                                      6,956,283              8,121,473
                                               -------------------   --------------------

Cost of Sales
  Product Costs                                         4,796,956              4,313,435
  Training Costs                                          417,377              1,104,699
                                               -------------------   --------------------
    Total cost of sales                                 5,214,333              5,418,134
                                               -------------------   --------------------

Gross Profit (Loss)                                     1,741,950              2,703,339
                                               -------------------   --------------------

Operating Expenses
  General & Administrative                              1,311,445              2,228,355
                                               -------------------   --------------------

    Total Operating Expenses                            1,311,445              2,228,355
                                               -------------------   --------------------

Net Operating Income (Loss)                               430,505                474,984
                                               -------------------   --------------------

Other Income(Expense)
  Interest Income                                           1,785                    869
  Interest Expense                                       (138,396)               (41,898)
  Other Income (Expense)                                   25,107                 66,184
                                               -------------------   --------------------

    Total Other Income(Expense)                          (111,504)                25,155
                                               -------------------   --------------------

Income (Loss) Before Income Taxes                         319,001                500,139

Income Tax Expense
  Income Tax Expense                                            -                      -
  Deferred Income Tax (Benefit) Expense                    13,577                 57,842
                                               -------------------   --------------------

    Total Income Tax Expense                               13,577                 57,842
                                               -------------------   --------------------

Net Income (Loss)                                       $ 305,424              $ 442,297
                                               ===================   ====================

Net Income (Loss) Per Share                                $ 0.02                 $ 0.03
                                               ===================   ====================

Weighted Average Shares Outstanding                    18,960,174             15,929,979
                                               ===================   ====================





              The accompanying notes are an integral part of these
                       consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
                 Unaudited Consolidated Statements of Cash Flows

                                                                             For the Three Months Ended
                                                                                    March 31,
                                                                            2005                   2004
                                                                        -----------------    ----------------
Cash Flows from Operating Activities:
  Net Income (Loss)                                                            $ 305,424           $ 442,297
  Adjustments to Reconcile Net Loss to Net Cash
    Provided by Operations:
     Depreciation & Amortization                                                  37,573              31,305
     Bad Debts                                                                         -             180,069
     Deferred Income Taxes                                                        13,577              57,842
  Change in Operating Assets and Liabilities:
     (Increase) Decrease in:
     Accounts Receivable                                                         (32,164)           (462,148)
     Other Receivables                                                               (50)                  -
     Prepaid expenses                                                                  -              37,734
     Increase (Decrease) in:
     Accounts Payable                                                            354,439             (83,219)
     Accrued Expenses                                                            (82,377)            556,467
     Reserved for Refunds and Chargebacks                                         (2,098)            (17,219)
                                                                        -----------------    ----------------

  Net Cash Provided(Used) by Operating Activities                                594,324             743,128

Cash Flows from Investing Activities:
  Purchase of Software and Equipment                                             (71,005)            (41,175)
  Advances to related party                                                      (20,000)           (164,499)
  Cash Paid for Acquisition of Subsidiary                                     (1,791,599)            (50,000)
  Cash Overdraft Acquired from Acquisition of Subsidiary                               -              (4,185)
                                                                        -----------------    ----------------

  Net Cash Provided (Used) by Investing Activities                            (1,882,604)           (259,859)

Cash Flows from Financing Activities:
  Proceeds from Issuance of Notes Payable                                        195,527             150,000
  Proceeds from Stock Issuance                                                         -              13,725
  Proceeds from Line of Credit                                                         -                   -
  Principal Payments on Line of Credit                                           (23,079)                  -
  Principal Payments on Notes Payable                                            (11,978)                  -
                                                                        -----------------    ----------------

  Net Cash Provided (Used) by Financing Activities                               160,470             163,725
                                                                        -----------------    ----------------

Increase (Decrease) in Cash                                                   (1,127,810)            646,994

Cash and Cash Equivalents at Beginning of Period                               2,786,425           1,649,187
                                                                        -----------------    ----------------

Cash and Cash Equivalents at End of Period                                   $ 1,658,615          $2,296,181
                                                                        =================    ================


        The accompanying notes are an integral part of these consolidated financial statements.

                        IDIGlobal, Inc. and Subsidiaries
           Unaudited Consolidated Statements of Cash Flows (Continued)

                              For the Three Months Ended
                                    March 31,
                     -----------------------------------------
                           2005                   2004
                     -----------------      ------------------

Cash Paid For:
  Interest                        $ -                     $ -
                     =================      ==================
  Income Taxes                    $ -                     $ -
                     =================      ==================

                        IDI Global, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements
                                 March 31, 2005


GENERAL

         IDI Global, Inc. and Subsidiaries, the Company, has elected to omit substantially all footnotes to the consolidated financial statements for the three months ended March 31, 2005 since there have been no material changes (other than indicated in other footnotes) to the information previously reported by the Company in their Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 2004.

UNAUDITED INFORMATION

         The information furnished herein was taken from the books and records of the Company without audit. However, such information reflects all adjustments which are, in the opinion of management, necessary to properly reflect the results of the interim period presented. The information presented is not necessarily indicative of the results from operations expected for the full fiscal year.

ASSET PURCHASE

         On January 14, 2005, the Company entered into an Asset Purchase Agreement with Mentoring of America, LLC, a Utah limited liability company and HG Marketing, Inc.(HG), a Nevada corporation pursuant to which HG agreed to sell to the Company certain assets a rights used in the operation of a call center business located in St. George, UT. The purchase price was the assumption of certain liabilities of the sales and marketing operation, $1,800,000 in cash, warrants to purchase up to 2,500,000 shares of the Company's common stock which become exercisable between 2008 and 2012 at exercise prices escalating annually from $0.80 to $1.80 and the issuance of 4,356,436 shares of the Company common stock to escrow which will be released based upon the performance of the sales and marketing operation over the first two years of operations.

RELATED PARTY TRANSACTION

         On January 14, 2005, an officer loaned the Company $195,528. The note bears interest at 12%, is payable on demand and is convertible into the Company's common stock at $0.30 per share.